Exhibit (a)(1)(A)
GLOBAL BUSINESS TRAVEL GROUP, INC.

666 3RD AVENUE, 4th FLOOR
NEW YORK, NEW YORK 10017

OFFER TO EXCHANGE ELIGIBLE OPTIONS FOR NEW RESTRICTED STOCK UNITS

December 13, 2022
GLOBAL BUSINESS TRAVEL GROUP, INC.

SUMMARY TERM SHEET — OVERVIEW

OFFER TO EXCHANGE ELIGIBLE OPTIONS FOR NEW RESTRICTED STOCK UNITS

This offer and withdrawal rights will expire at 11:59 p.m., Eastern Standard Time, on January 11, 2023, unless extended
(or at any time after 11:59 p.m., Eastern Standard Time, on February 9, 2023 if tendered securities have not yet been accepted)
By this Offer to Exchange Eligible Options for New Restricted Stock Units (as the context requires, this document and the actions taken hereby, the “Exchange Offer”), Global Business Travel Group, Inc. (“GBTG,” the “Company,” “we,” “us” or “our”) is offering certain employees (including certain of our executive officers) the opportunity to exchange certain outstanding stock options for restricted stock units, as discussed below and in the Offering Memorandum for the Exchange Offer beginning on page 17 (the “Offering Memorandum”). Where the context requires, references herein to GBTG shall be deemed to include wholly-owned subsidiaries of GBTG.
Background and Key Definitions
GBTG maintains the GBTG Management Incentive Plan, as amended and restated (the “MIP”) pursuant to which GBT JerseyCo Limited, a subsidiary of the Company (“GBT JerseyCo”), has granted stock options to certain executives and employees of the Company and its subsidiaries to purchase shares of GBT JerseyCo, which upon the assumption of the MIP by the Company on May 27, 2022 were converted into stock options (“Options”) to purchase shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), including Options granted prior to December 2, 2021 (“Legacy Options”) and Options granted on December 2, 2021 (“BCA Options”).
The “Expiration Time” of the Exchange Offer is 11:59 p.m., Eastern Standard Time, on January 11, 2023 (the “Closing Date”). If we extend the period of time during which this Exchange Offer remains open, the terms “Expiration Time” and “Closing Date” will respectively refer to the last time and date on which this Exchange Offer expires.
You are an “Eligible Participant” if:
•	you are an active employee of the Company or any of its subsidiaries as of the Expiration Time who has not given or received notice of termination as of the Expiration Time.
An “Eligible Option” is:
•	an out-of-the-money Legacy Option (collectively, the “Eligible Legacy Options”) or an out-of-the-money BCA Option (collectively, the “Eligible BCA Options”);
•	held by an Eligible Participant; and
•	that is outstanding as of the Expiration Time.
For purposes of the Exchange Offer, “out-of-the-money” refers to Options with an exercise price that is equal to or greater than the closing price of our Class A Common Stock on the Closing Date.
Summary of Key Terms
The Exchange Offer provides Eligible Participants with the opportunity to tender all (but not less than all) of their Eligible Legacy Options and separately the opportunity for certain Eligible Participants to tender all (but not less than all) of their Eligible BCA Options in return for a new award of restricted stock units (“New RSUs”) subject to the terms described below and in the Offering Memorandum.

If you choose to participate in the Exchange Offer in accordance with the procedures specified in the Offering Memorandum, then we will cancel your tendered Eligible Options and grant you New RSUs with the following terms (collectively, the “New RSU Terms”):
•	Grant Date. The New RSUs will be granted on the Closing Date; provided that, if the Expiration Time is extended, then the New RSUs grant date will be similarly extended to the new Closing Date.
•
Award Agreement. The New RSUs will be subject to the terms and conditions of the Company’s current restricted stock unit award agreements, previously approved by the Company and the forms of which are attached as an exhibit to the Tender Offer Statement on Schedule TO filed by GBTG with the SEC on December 13, 2022 (the “Schedule TO”). As of the Expiration Time, Eligible Participants who are members of the Executive Leadership team and who participate in the Exchange Offer will receive the award agreement attached as exhibit (a)(1)(K) to the Schedule TO and other employees (except for Mr. Qualantone) who are Eligible Participants and who participate in the Exchange Offer will receive the form award agreement attached as exhibit (a)(1)(L) to the Schedule TO (together with exhibit (a)(1)(M) of Schedule TO, each, a “New RSU Award Agreement”).

•
Vesting. New RSUs granted to Eligible Participants (other than Mr. Qualantone, as further described below) will be eligible to vest one-third on each of the first three (3) anniversaries of the Closing Date, subject to the Eligible Participant’s continued employment with the Company or a subsidiary of the Company through the applicable vesting date and other such terms and conditions as set forth in the applicable New RSU Award Agreement.

•
Change of Control Provisions. Any New RSUs granted to Eligible Participants will be subject to the change of control provisions as set forth under the 2022 Plan and the applicable New RSU Award Agreement.

•	Restrictive Covenant Provisions. Any New RSUs will be subject to forfeiture upon a breach of the restrictive covenant provisions set forth in the New RSU Award Agreements.
New RSUs constitute a right to receive a share of our Class A Common Stock upon the satisfaction of all vesting conditions and settlement of the New RSUs. In limited circumstances, set forth in the applicable New RSU Award Agreement, New RSUs may be settled by payment in cash for certain non-United States participants.
In addition, Michael Qualantone will be permitted to participate in the Exchange Offer solely with respect to his Eligible Legacy Options and any references herein to Eligible Options shall for Mr. Qualantone be read to apply only to his Eligible Legacy Options. If Mr. Qualantone participates in the Exchange Offer, he would receive the award agreement attached as exhibit (a)(1)(M) to the Schedule TO and his New RSUs will be eligible to vest fifty percent (50%) on each of the first two (2) anniversaries of the Closing Date, subject to his continued employment with GBT US LLC (“GBT US”), a subsidiary of the Company, in good standing through the earlier of (a) June 30, 2023, (b) the date that GBT US terminates his employment without cause or (c) the date of his death, and his continued compliance with applicable restrictive covenants and other terms and conditions of his separation agreement and the applicable award agreement.
The commencement date of the Exchange Offer is December 13, 2022. We are making the Exchange Offer upon the terms and subject to the conditions described in the Offering Memorandum and in the related Election Form distributed with the Offering Memorandum. The Exchange Offer is voluntary with respect to each Eligible Option you hold. You are not required to participate in the Exchange Offer. However, if you are eligible and elect to tender for exchange any Eligible Legacy Option, you must exchange all of your Eligible Legacy Options and if you are eligible and elect to tender for exchange any Eligible BCA Option, you must exchange all of your Eligible BCA Options. See the “Risk Factors” section of this Exchange Offer beginning on page 14 for a discussion of risks and uncertainties that you should consider before agreeing to exchange your Eligible Options for New RSUs. You should consider, among other things, these risks and uncertainties before deciding whether to participate in the Exchange Offer.
Our Class A Common Stock and our Class B common stock, par value $0.0001 per share, are collectively referred to herein as “common stock” and each holder of a share of our common stock is referred to herein as a “stockholder”.

The Exchange Offer has been submitted for the approval of GBTG’s stockholders at the special meeting of the Company’s stockholders on January 6, 2023 or any adjournment or postponement date thereof (the “Special Meeting”). If the requisite affirmative vote of GBTG stockholders to approve the Exchange Offer is not obtained at the Special Meeting, the Exchange Offer will not be consummated and will be cancelled. This Exchange Offer is not intended to, and does not constitute a solicitation of any proxy, vote or approval of GBTG’s stockholders. If you are a stockholder you are urged to read the Preliminary Proxy Statement on Schedule 14A filed with the SEC on November 21, 2022, the definitive proxy statement once filed by the Company with the SEC, and any other relevant documents carefully in their entirety because they will contain important information.
Shares of our Class A Common Stock are listed on the New York Stock Exchange (the “NYSE”) under the symbol “GBTG.” On December 9, 2022, the closing price of our Class A Common Stock as reported on the NYSE was $5.36 per share. We recommend that you obtain current market quotations for our Class A Common Stock before deciding whether to elect to participate in the Exchange Offer.
You should direct any questions about the Exchange Offer or requests for assistance (including requests for additional copies of the Offering Memorandum, the Election Form, the Notice of Withdrawal or any other documents relating to the Exchange Offer) by email to MIPExchange@amexgbt.com.
IMPORTANT
You will receive an email notification from DocuSign which contains a copy of the Election Form. If you choose to participate in the Exchange Offer, you must properly complete and sign the Election Form via DocuSign, which will be automatically forwarded to GBTG once submitted, so that we receive it before 11:59 p.m. Eastern Standard Time, on January 11, 2023 (or such later date as may apply if the Exchange Offer is extended). For subsequent withdrawals and elections, please deliver the properly completed and signed Election Form (or Notice of Withdrawal of Election Form) so that we receive it before 11:59 p.m. Eastern Standard Time, on January 11, 2023 (or such later date as may apply if the Exchange Offer is extended), by the following means:
By email (by PDF or similar imaged document file) delivered to: MIPExchange@amexgbt.com.
You are responsible for making sure that the Election Form is delivered as indicated above. You must allow for sufficient time to complete, sign and deliver your Election Form to ensure that we receive your Election Form before the Expiration Time.
You do not need to return your award agreement(s) for your Eligible Options to be cancelled and exchanged in the Exchange Offer because they will be automatically cancelled effective as of the Closing Date if we accept your Eligible Options for exchange. The Election Form will include a consent to be subject to the terms and conditions of the applicable New RSU Award Agreement.
Although the Company’s Board of Directors (the “Board”) and the Compensation Committee of the Board (the “Compensation Committee”) have approved the Exchange Offer, consummation of the Exchange Offer is subject to the receipt of GBTG stockholder approval at the Special Meeting and the satisfaction or waiver of the conditions described in Section 6 of the Offering Memorandum (“Conditions of the Exchange Offer”). If GBTG stockholders do not provide the requisite affirmative vote approving the Exchange Offer at the Special Meeting, the Exchange Offer will be cancelled. No person (including the Board and the Compensation Committee) makes any recommendation as to whether you should participate, or refrain from participating, in the Exchange Offer. You must make your own decision whether to participate. You should consult your personal financial and tax advisors if you have questions about your financial or tax situation as it relates to the Exchange Offer. This Exchange Offer is not intended to, and does not constitute a solicitation of any proxy, vote or approval of GBTG’s stockholders. If you are a stockholder you are urged to read the Preliminary Proxy Statement on Schedule 14A filed with the SEC on November 21, 2022, the definitive proxy statement once filed by the Company with the SEC, and any other relevant documents carefully in their entirety because they will contain important information.
Neither the SEC nor any state securities commission has approved or disapproved of this transaction or passed upon the fairness or merits of this transaction or the accuracy or adequacy of the information contained in the Exchange Offer. Any representation to the contrary is a criminal offense.
WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD PARTICIPATE IN THE EXCHANGE OFFER. YOU SHOULD

RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT, THE RELATED ELECTION FORMS AND THE OTHER DOCUMENTS REFERENCED HEREIN.
WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT, THE RELATED ELECTION FORMS AND THE OTHER DOCUMENTS REFERENCED HEREIN. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU SHOULD NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY GBTG.

SUMMARY TERM SHEET — QUESTIONS AND ANSWERS

OFFER TO EXCHANGE ELIGIBLE OPTIONS FOR NEW RSUS
Set forth below are answers to some of the questions that you may have about the Exchange Offer. This Summary Term Sheet does not contain all of the information that you should consider in deciding whether to participate in the Exchange Offer. We encourage you to carefully read the remainder of this Offer to Exchange Eligible Options for New RSUs and the accompanying Election Form. Where appropriate, we have included references to the relevant sections of the Offering Memorandum where you can find a more complete description of the topics in this summary.
Q1. Why is GBTG making the Exchange Offer?
We believe that the Exchange Offer is in the best interests of our stockholders and is an important component of our strategy to maintain an equity compensation program that effectively motivates and retains our executives and employees while reducing the number of shares we may otherwise desire to grant employees as replacement equity incentives under the Company’s 2022 Equity Incentive Plan (the “2022 Plan”). We further believe that, if approved by our stockholders at the Special Meeting, the Exchange Offer will permit us to enhance long-term stockholder value by aligning incentives among the Eligible Participants who choose to participate in the

Exchange Offer so they are further motivated to achieve our strategic, operational and financial goals. This Exchange Offer is not intended to, and does not constitute a solicitation of any proxy, vote or approval of GBTG’s stockholders. If you are a stockholder you are urged to read the Preliminary Proxy Statement on Schedule 14A filed with the SEC on November 21, 2022, the definitive proxy statement once filed by the Company with the SEC, and any other relevant documents carefully in their entirety because they will contain important information.
Many of our employees now hold Options with exercise prices significantly higher than the current market price of our Class A Common Stock. For example, on December 9, 2022, the closing price of our Class A Common Stock on the New York Stock Exchange was $5.36 per share and the weighted average exercise price of Eligible Options was $9.04. Consequently, as of December 9, 2022, approximately 20,090,623 shares of outstanding Options held by Eligible Participants were out-of-the-money. Many of our employees view their existing Options as having little or no value due to the difference between the exercise prices and the current market price of our Class A Common Stock. As a result, for many employees, these Options are ineffective at providing the incentives and retention value that our Board believes are necessary to motivate our management and our employees to achieve our strategic, operational and financial goals. Additionally, the Exchange Offer will allow us to devote more of our cash resources toward advancing our business, as the Exchange Offer is an alternative to increased cash compensation for the Eligible Participants.
See Section 2 of the Offering Memorandum (“Purpose of The Exchange Offer; Additional Considerations”) for more information.
Q2. Who is eligible to participate in the Exchange Offer?
Only Eligible Participants are eligible to participate in the Exchange Offer. You are an “Eligible Participant” if:
•	you are an active employee of the Company or any of its subsidiaries as of the Expiration Time who has not given or received notice of termination as of the Expiration Time.
In addition, Michael Qualantone will be permitted to participate in the Exchange Offer solely with respect to his Eligible Legacy Options and any references herein to Eligible Options shall for Mr. Qualantone be read to apply only to his Eligible Legacy Options.
See Section 1 of the Offering Memorandum (“Eligible Participants; Eligible Options; the Proposed Exchange; Expiration and Extension of the Exchange Offer”) for more information.
Q3. Which Options are subject to the Exchange Offer?
Under the Exchange Offer, Eligible Participants will be able to elect to tender outstanding Eligible Options for exchange.
An “Eligible Option” is:
•	an out-of-the-money Legacy Option (collectively, the “Eligible Legacy Options”) or an out-of-the-money BCA Option (collectively, the “Eligible BCA Options”);
•	held be any Eligible Participant; and
•	that is outstanding as of the Expiration Time.
Eligible Options consist of Eligible Legacy Options and Eligible BCA Options. Under the Exchange Offer, Eligible Participants may elect to tender all (but not less than all) of their Eligible Legacy Options and / or all (but not less than all) of their Eligible BCA Options.
See Section 1 of the Offering Memorandum (“Eligible Participants; Eligible Options; the Proposed Exchange; Expiration and Extension of the Exchange Offer”) for more information.
Q4. What are the conditions of the Exchange Offer?
The Exchange Offer is subject to a number of conditions with regard to events that could occur prior to the expiration of this Exchange Offer. These include, among other things, stockholder approval of the Exchange Offer at the Special Meeting. The Exchange Offer is not conditioned on the acceptance of the Exchange Offer by a minimum number of Eligible Participants or the tender of elections to exchange Eligible Options covering a minimum number of shares.

See Section 6 of the Offering Memorandum (“Conditions of the Exchange Offer”) for more information.
Q5. What happens if GBTG’s stockholders do not approve the Exchange Offer at the Special Meeting?
The Exchange Offer will not be consummated, and accordingly there will be no exchange of Eligible Options if the Exchange Offer does not receive the requisite affirmative vote of GBTG’s stockholders at the Special Meeting.
This Exchange Offer is not intended to, and does not constitute a solicitation of any proxy, vote or approval of GBTG’s stockholders. If you are a stockholder you are urged to read the Preliminary Proxy Statement on Schedule 14A filed with the SEC on November 21, 2022, the definitive proxy statement once filed by the Company with the SEC, and any other relevant documents carefully in their entirety because they will contain important information.
See Section 6 of the Offering Memorandum (“Conditions of the Exchange Offer”) for more information.
Q6. How many New RSUs will I receive for the Eligible Options I exchange?
The Exchange Offer is not a one-for-one exchange.
If an Eligible Participant (other than Mr. Qualantone) elects to surrender all, but not less than all, of their Eligible Legacy Options for cancellation in exchange for New RSUs, then all, but not less than all, of their Legacy Options will be cancelled and exchanged for New RSUs to be granted under the 2022 Plan at the Expiration Time with the number of New RSUs granted to the Eligible Participant equal to the quotient of (A)(1) fifty percent (50%) of the Eligible Participant’s 2022 target long-term incentive compensation level multiplied by (2) the number of full years elapsed starting on (and including) the first year in which the vesting commencement date for the Eligible Participant’s first Legacy Option grant occurred through (and including) the full fiscal year preceding the year of the Eligible Participant’s first long-term cash incentive award granted under the GBT JerseyCo Limited 2020 Executive Long-Term Cash Incentive Award Plan or the GBT JerseyCo Limited 2016 Long-Term Incentive Award Plan, as applicable (less the intrinsic value of any in-the-money Legacy Options), divided by (B) the greater of the closing price of our Class A Common Stock on the Closing Date or $5.00. If Mr. Qualantone participates in the Exchange Offer with respect to all of his Eligible Legacy Options, he would receive a number of New RSUs equal to the quotient of (A) $6,000,000 (less the intrinsic value of any in-the-money Legacy Options) divided by (B) the greater of the closing price of our Class A Common Stock on the Closing Date or $5.00.
If an Eligible Participant elects to surrender all, but not less than all, of their Eligible BCA Options for cancellation in exchange for New RSUs, then all, but not less than all, of their Eligible BCA Options will be cancelled and exchanged for New RSUs to be granted under the 2022 Plan upon the Expiration Time with the number of total RSUs granted to the Eligible Participant equal to the quotient of (A) fifty percent (50%) of the Eligible Participant’s 2022 target long-term incentive compensation level (less the intrinsic value of any in-the-money BCA Options) divided by (B) the greater of the closing price of our Class A Common Stock on the Closing Date or $5.00. For purposes of the BCA Option Exchange formula above, the 2022 target long-term incentive compensation level will be multiplied by 1.5 for Mr. Paul Abbott and by 1.25 for Mr. Andrew Crawley, in order to approximate the grant date fair value of their respective BCA Options.
See Question 7 below for a description of how any Options that are in-the-money at the Expiration Time will affect the number of New RSUs you may receive in the Exchange Offer.
Q7. What will happen if some of my Options are not out-of-the-money at the Expiration Time?
If an Eligible Participant’s Option is not out-of-the-money at the Expiration Time, the Company will calculate the intrinsic value of any such Option, based on the closing price of our Class A Common Stock on the Closing Date less the applicable exercise price (without regard to taxes), and the intrinsic value will be deducted from the value to be received by the Eligible Participant in New RSUs as part of the Exchange Offer, with the in-the-money Option offsetting either the value of the exchange of Legacy Options or the value of exchange of BCA Options, as applicable. For purposes of the Exchange Offer, “in-the-money” refers to Options with an exercise price that is less than the closing price of our Class A Common Stock on the Closing Date. Any Options that are not out-of-the-money at the Expiration Time will continue to be outstanding subject to their terms.

As an example, if the closing price of a share of Class A Common Stock on the Closing Date is $5.80 and an Eligible Participant who elects to exchange Legacy Options holds 20,000 Legacy Options with an exercise price of $5.74 and 20,000 Eligible Legacy Options with an exercise price of $6.37, then the New RSUs granted in respect of their 20,000 Eligible Legacy Options with an exercise price of $6.37 will have a value that is reduced by $1,200 (i.e., the product of (a) $5.80 less $5.74, multiplied by (b) 20,000). The Eligible Participant’s 20,000 Options with an exercise price of $5.74 will continue to be outstanding and subject to their terms.
Q8. If I participate in the Exchange Offer, when will my New RSUs be granted?
Unless our stockholders do not approve the Exchange Offer at the Special Meeting or we amend or terminate the Exchange Offer in accordance with its terms, we will grant you New RSUs in exchange for Eligible Options with respect to which you properly made a valid election (and did not validly revoke that election), effective as of the Closing Date, which is currently expected to be January 11, 2023. The New RSUs will reflect the New RSU Terms.
See Section 1 of the Offering Memorandum (“Eligible Participants; Eligible Options; the Proposed Exchange; Expiration and Extension of the Exchange Offer”) for more information.
Q9. What are the material terms of the New RSUs?
The terms and conditions of the New RSUs will be set forth in an award agreement based on the forms of award agreements previously approved by the Compensation Committee that are applicable to current Company restricted stock units. The New RSUs will be granted under the 2022 Plan. The applicable forms of restricted stock units award agreements for the New RSUs are filed as exhibits to the Schedule TO.
Q10. When will my New RSUs vest?
Except as otherwise described herein, the New RSUs granted to Eligible Participants will be eligible to vest one-third on each of the first three (3) anniversaries of the Closing Date, subject to the Eligible Participant’s continued employment with GBTG or a subsidiary of GBTG through the applicable vesting date and other such terms and conditions as set forth in the applicable restricted stock unit award agreement (based on the previously approved award agreement forms, including restrictive covenants applicable to the Eligible Options).
Q11. What happens to my New RSUs if I terminate my employment with GBTG?
Upon a termination of an Eligible Participant’s employment by GBTG (which for purposes of this Q&A refers to both GBTG and its subsidiaries) without cause or, with respect to Executive Leadership Team members who are Eligible Participants, a resignation for good reason (in each case, other than in connection with a Change in Control as defined below), the portion of New RSUs that are scheduled to vest during the severance period (or period of garden leave or non-working notice) in which the Eligible Participant receives continued base salary (or the number of months the base salary would be multiplied by if paid in a lump sum), will continue to vest on the applicable scheduled vesting date(s) and be settled within 30 days thereafter. The length of the “severance period” described above will be subject to the limits specified in the applicable New RSU Award Agreement.
Upon a termination of an Eligible Participant’s employment due to death, all outstanding and unvested New RSUs will immediately vest in full and will be settled within 30 days after the date of termination. Upon a termination of employment due to disability, the portion of New RSUs that are scheduled to vest on the next vesting date will vest on such scheduled vesting date and will be settled within 30 days thereafter. Upon a termination of employment due to retirement, the portion of the New RSUs that are scheduled to vest on the next vesting date, pro-rated for the number of months (rounded up to full months) that the Eligible Participant was employed during the period beginning on the grant date (or if later, the last vesting date to occur) and the retirement date, will vest on such scheduled vesting date and be settled within 30 days thereafter.
In addition, New RSUs will be subject to certain terms and conditions, including with respect to vesting, upon certain terminations of employment occurring in connection with a Change in Control (as defined in the applicable New RSU Award Agreement). See the provisions of the 2022 Plan and the applicable New RSU Award Agreement for additional information on the treatment of New RSUs in connection with a Change in Control.
Any portion of the New RSUs that do not vest in connection with any termination of employment will be forfeited by the Eligible Participant with no compensation or payment.

If Mr. Qualantone participates in the Exchange Offer solely with respect to his Eligible Legacy Options, his New RSUs will be eligible to vest fifty percent (50%) on each of the first two (2) anniversaries of the Closing Date, subject to his continued employment with GBT US LLC (“GBT US”), a subsidiary of the Company, in good standing through the earlier of (a) June 30, 2023, (b) the date that GBT US terminates his employment without cause or (c) the date of his death, and his continued compliance with applicable restrictive covenants and other terms and conditions of his separation agreement and the applicable award agreement.
Nothing in the Exchange Offer should be construed to confer upon you the right to remain employed with GBTG. The terms of your employment with GBTG remain unchanged. We cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain employed or engaged by GBTG until the expiration of the Exchange Offer, the grant date for the New RSUs or thereafter during the vesting period of the New RSUs. In addition, we cannot provide any assurance that your employment with GBTG will continue until or past the vesting date of any New RSU granted in exchange for an Eligible Option that would have been vested and exercisable as of your termination date had the Eligible Option not been exchanged for a New RSU.
See Section 1 of the Offering Memorandum (“Eligible Participants; Eligible Options; the Proposed Exchange; Expiration and Extension of the Exchange Offer”) and Section 5 of the Offering Memorandum (“Acceptance of Eligible Options for Exchange; Grant of New RSUs”) for more information.
Q12. Must I participate in the Exchange Offer?
No. Participation in the Exchange Offer is completely voluntary. However, if you elect to tender for exchange any Eligible Legacy Option, you must exchange all of your Eligible Legacy Options and if you elect to tender for exchange any Eligible BCA Option, you must exchange all of your Eligible BCA Options. If you choose not to participate in the Exchange Offer, then your Eligible Options will remain outstanding and subject to their current terms.
Q13. How should I decide whether or not to participate in the Exchange Offer?
We are providing substantial information to assist you in making your own informed decision. Please read all the information contained in the various sections of the Offering Memorandum below, including the information in Section 2 (“Purpose of The Exchange Offer; Additional Considerations”), Section 7 (“Price Range of Our Common Stock”), Section 8 (“Information Concerning GBTG; Financial Information”), Section 9 (“Interests of Directors and Executive Officers; Transactions and Arrangements Concerning Our Securities”), Section 12 (“Material Tax Consequences”) and Section 15 (“Additional Information”) of the Offering Memorandum. You should seek further advice from your legal counsel, accountant and financial advisor. Participation in the Exchange Offer is entirely your decision and should be made based on your personal circumstances. No one from GBTG is, or will be, authorized to provide you with legal, tax, financial or other advice or recommendations regarding whether you should participate in the Exchange Offer.
In addition to reviewing the materials provided, please note the following:
•	The Exchange Offer is not a one-for-one exchange.
•
If you wish to exchange Eligible Options in the Exchange Offer, you must elect to exchange all (but not less than all) of your Eligible Legacy Options and / or all (but not less than all) of your Eligible BCA Options.

•	You should carefully consider the potential tax consequences of your exchange of Eligible Options for New RSUs.
Please also review the “Risk Factors” that appear on page 14.
Q14. How do I find out how many Eligible Options I have and what their exercise prices are?
At any time during the Exchange Offer, you may review your existing Option grants at Stockplanconnect.morganstanley.com to assess which are eligible and review the relevant grant dates, remaining term, exercise prices, vesting schedule and other information regarding such Option grants.

Q15. Can I tender for exchange Options that I have already fully exercised?
No. The Exchange Offer applies only to outstanding Eligible Options. An Option that has been fully exercised is no longer outstanding and is therefore not an Eligible Option.
Q16. Can I tender for exchange the remaining unexercised portion of an Eligible Option that I have already partially exercised?
Yes. If you exercised an Eligible Option in part before the Expiration Time (if permitted under the terms of the Eligible Option and company policies), the entire remaining unexercised portion of the Eligible Option can be tendered for exchange in the Exchange Offer.
See Section 3 of the Offering Memorandum (“Procedures for Tendering Eligible Options”) for more information.
Q17. Can I tender for exchange a portion of an Eligible Option?
No. Partial exchange of an Eligible Option grant is not permitted. If you elect to tender for exchange any Eligible Legacy Option, you must exchange all (and not less than all) of your Eligible Legacy Options, and if you elect to tender for exchange any Eligible BCA Option, you must all exchange all (and not less than all) of your Eligible BCA Options. If you attempt to tender a portion, but not all, of either your Eligible Legacy Options or Eligible BCA Options, we will reject your tender of Eligible Legacy Options or Eligible BCA Options, as applicable. Such rejection will not affect any other Eligible Option grants that you have properly tendered for exchange.
See Section 3 of the Offering Memorandum (“Procedures for Tendering Eligible Options”) for more information.
Q18. What if I am on an authorized leave of absence during the Exchange Offer?
Any Eligible Participant who is on an authorized leave of absence will be eligible to participate in the Exchange Offer during the offer period.
See Section 1 of the Offering Memorandum (“Eligible Participants; Eligible Options; the Proposed Exchange; Expiration and Extension of the Exchange Offer”) for more information.
Q19. What happens if my employment relationship with GBTG terminates before the Expiration Time?
If you have tendered Eligible Options under the Exchange Offer and your employment relationship with GBTG (which for purposes of this Q&A refers to both GBTG and its subsidiaries) terminates for any reason prior to the Expiration Time or if you have given or received notice of termination prior to the Expiration Time, you will no longer be eligible to participate in the Exchange Offer. Accordingly, if you are no longer eligible to participate, we will not accept your Eligible Options for exchange, and you will not be eligible to receive New RSUs. In such a case, you may be able to exercise the vested portion of your existing Eligible Options for a limited time after your termination date, subject to and in accordance with the applicable terms and conditions governing your Eligible Options.
Nothing in the Exchange Offer should be construed to confer upon you the right to remain an employee or other service provider of GBTG. The terms of your employment with GBTG remain unchanged. We cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain in our service until the Expiration Time or thereafter. In addition, we cannot provide any assurance that your employment with GBTG will continue until or past the vesting date of any New RSU granted in exchange for an Eligible Option that would have vested and become exercisable as of your termination date had the Eligible Option not been exchanged for a New RSU.
See Section 1 (“Eligible Participants; Eligible Options; the Proposed Exchange; Expiration and Extension of the Exchange Offer”) and Section 5 (“Acceptance of Eligible Options for Exchange; Grant of New RSUs”) of the Offering Memorandum for more information.
Q20. Will I owe taxes if I participate in the Exchange Offer?
Neither the acceptance of your Eligible Options for exchange nor the grant of any New RSUs will be a taxable event for U.S. federal or foreign income tax purposes, except for Australia, where the exchange will be taxable upon the grant of New RSUs.

You should consult with your tax advisor to determine the personal tax consequences of participating in the Exchange Offer. We advise all Eligible Participants who may consider tendering their Eligible Options for exchange to consult with their own tax advisors with respect to the federal, state, local and foreign tax consequences of participating in the Exchange Offer.
See Section 12 of the Offering Memorandum (“Material Tax Consequences”) for more information regarding the tax aspects of the Exchange Offer.
Q21. Will I owe taxes if I do not participate in the Exchange Offer?
Your decision not to participate in the Exchange Offer will not be a taxable event for U.S. federal or foreign income tax purposes.
See Section 12 of the Offering Memorandum (“Material Tax Consequences”) for more information.
Q22. What will happen to my Eligible Options if I participate in the Exchange Offer?
We will cancel all Eligible Options tendered by you in the Exchange Offer as of the Expiration Time.
Q23. What happens to Eligible Options that I choose not to tender or that are not accepted for exchange in the Exchange Offer?
Generally, there will be no impact to Eligible Options that you choose not to tender for exchange prior to the original Expiration Time. We will not accept for exchange any Options that are tendered that do not qualify as Eligible Options. If you tender an Option that is not accepted for exchange, we will send you a separate email following the Expiration Time notifying you that your tendered Option was not accepted for exchange.
Q24. If I hold Class C ordinary shares in GBT JerseyCo (“Class C Shares”), will the Exchange Offer have any effect on these shares?
No. Your election to accept or reject the Exchange Offer will have no effect on the number of Class C Shares that you may hold, or any rights you may have in respect of Class C Shares.
On May 27, 2022, certain holders of Legacy Options were granted Class C Shares. The Class C Shares held by such holders have no voting or economic interest and will be converted into Class A Common Stock upon the Class A Common Stock meeting certain price thresholds over a certain period of time.
Q25. How long do I have to decide whether to participate in the Exchange Offer?
The Exchange Offer expires at 11:59 p.m., Eastern Standard Time, on January 11, 2023 (unless our stockholders do not approve the Exchange Offer at the Special Meeting or this Exchange Offer is extended or terminated in accordance with Section 6 of the Offering Memorandum (“Conditions of the Exchange Offer”)). We will not make any exceptions to this deadline. However, although we do not currently intend to do so, we may, in our sole discretion, extend the Expiration Time of the Exchange Offer at any time. If we extend the Exchange Offer, we will publicly announce the extension and the new Expiration Time no later than 9:00 a.m., Eastern Standard Time, on the next business day after the last previously scheduled or announced Expiration Time.
See Section 13 of the Offering Memorandum (“Extension of Exchange Offer; Termination; Amendment”) for more information.
Q26. How do I tender my Eligible Options for exchange?
If you are an Eligible Participant, you may tender your Eligible Options for exchange at any time before the Expiration Time, i.e., 11:59 p.m., Eastern Standard Time, on January 11, 2023 (or such later date as may apply if the Exchange Offer is extended).
You will receive an email notification from DocuSign which contains a copy of the Election Form. If you choose to participate in the Exchange Offer, in order to validly tender your Eligible Options, you must properly complete and sign the accompanying Election Form via DocuSign, which will be automatically forwarded to GBTG once submitted, so that we receive it before 11:59 p.m. Eastern Standard Time, on January 11, 2023 (or such later date as may apply if the Exchange Offer is extended). For subsequent withdrawals and elections, please deliver the properly completed and signed Election Form (or Notice of Withdrawal of Election Form) so that we receive it before 11:59 p.m. Eastern Standard Time, on January 11, 2023 (or such later date as may apply if the Exchange Offer is extended), by the following means:
By email (by PDF or similar imaged document file) delivered to: MIPExchange@amexgbt.com.
You are responsible for making sure that the Election Form is delivered as indicated above. You must allow for sufficient time to complete, sign and deliver your Election Form to ensure that we receive your Election Form before the Expiration Time.
You do not need to return your award agreement(s) for your Eligible Options to be cancelled and exchanged in the Exchange Offer because they will be automatically cancelled effective as of the Closing Date if we accept your Eligible Options for exchange. The Election Form will include a consent to be subject to the terms and conditions of the applicable New RSU Award Agreement.
Your Eligible Options will not be considered tendered until we receive your properly completed and signed Election Form. We must receive your properly completed and signed Election Form before 11:59 p.m., Eastern Standard Time, on January 11, 2023 (or such later date as may apply if the Exchange Offer is extended). If you miss this deadline, you will not be permitted to participate in the Exchange Offer.
We will accept delivery of the signed Election Form for the initial election only by DocuSign. For subsequent elections, delivery of a signed Election Form must be made by email (by PDF or similar imaged document file) delivered to MIPExchange@amexgbt.com. You are responsible for making sure that the Election Form is returned via DocuSign and / or delivered to this email address, as applicable. You must allow for sufficient time to complete and deliver your Election Form to ensure that we receive your Election Form before the Expiration Time.
We reserve the right to reject any or all tenders of Eligible Options that we determine are not in appropriate form or that we determine would be unlawful to accept. If the Exchange Offer is approved at the Special Meeting, subject to our rights to extend, terminate and amend the Exchange Offer, we expect to accept all properly tendered Eligible Options on the Closing Date.
See Section 3 of the Offering Memorandum (“Procedures for Tendering Eligible Options”) for more information.
Q27. Can I withdraw previously tendered Eligible Options?
Yes. You may withdraw your tendered Eligible Options at any time prior to the Expiration Time, i.e., 11:59 p.m., Eastern Standard Time, on January 11, 2023, and unless we have accepted the Eligible Options pursuant to the Exchange Offer, you may also withdraw any tendered Eligible Options that have not been accepted at any time after 11:59 p.m., Eastern Standard Time, on February 9, 2023.
To withdraw tendered Eligible Options, you must deliver to us a properly completed and signed Notice of Withdrawal of Election Form, a form of which is filed as exhibit (a)(1)(D) to Schedule TO (a “Notice of Withdrawal”) with the required information prior to the Expiration Time, and a copy of which was provided to you by email. The Notice of Withdrawal must be delivered by email (by PDF or similar imaged document file) to MIPExchange@amexgbt.com.
If you miss the deadline to withdraw but remain an Eligible Participant, any previously tendered Eligible Options will be exchanged pursuant to the Exchange Offer. You may change your mind as many times as you wish, but you will be bound by the last properly submitted Election Form or Notice of Withdrawal that we receive before the Expiration Time.
You are responsible for making sure that you properly submit a Notice of Withdrawal for any tendered Eligible Option that you wish to subsequently withdraw. You must allow sufficient time to complete, sign and deliver your Notice of Withdrawal to ensure that we receive it before the Expiration Time.
Once you have withdrawn Eligible Options, you may re-tender such Eligible Options prior to the Expiration Time by submitting a new Election Form and following the procedures for validly tendering Eligible Options in the Exchange Offer described in Question 26 above.
See Section 4 of the Offering Memorandum (“Withdrawal Rights”) for more information.

Q28. How will I know whether you have received my Election Form or my Notice of Withdrawal?
We will send you an email or other form of communication, as appropriate, to confirm receipt of your Election Form or Notice of Withdrawal, as applicable, shortly after we receive it. However, it is your responsibility to ensure that we receive your Election Form or Notice of Withdrawal, as applicable, prior to the Expiration Time.
See Section 3 of the Offering Memorandum (“Procedures for Tendering Eligible Options”) for more information.
Q29. What will happen if I do not return my Election Form by the deadline?
If we do not receive an Election Form from you by the Expiration Time (or such later date as may apply if the Exchange Offer is extended), then all of your Eligible Options will remain outstanding at their current exercise price and subject to their current terms and conditions. If you prefer not to tender any of your Eligible Options for exchange in the Exchange Offer, you do not need to do anything.
See Section 3 of the Offering Memorandum (“Procedures for Tendering Eligible Options”) for more information.
Q30. What if I have any questions regarding the Exchange Offer?
You should direct questions about the Exchange Offer (including requests for additional copies of the Exchange Offer and other Exchange Offer documents which we will promptly furnish to you at our expense) by email to MIPExchange@amexgbt.com.

RISK FACTORS
Participation in the Exchange Offer involves a number of potential risks and uncertainties, including those described below. You should consider, among other things, these risks and uncertainties before deciding whether or not to request that we exchange your Eligible Options in the manner described in the Exchange Offer. You should carefully review the risk factors set forth below and those contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 (our “Quarterly Report”), filed with the Securities and Exchange Commission (the “SEC”) on November 10, 2022, and in the Company’s Registration Statement on Form S-4, as originally filed with the SEC on September 9, 2022, and declared effective on October 3, 2022 (the “Registration Statement”), as well as the other information provided in the Exchange Offer and the other materials that we have filed with the SEC, before making a decision as to whether or not to tender your Eligible Options. See Section 15 of the Offering Memorandum (“Additional Information”) for more information regarding reports we file with the SEC and how to obtain copies of or otherwise review these reports.
Portions of this Offer to Exchange (including information incorporated by reference) include “forward-looking statements.” These forward-looking statements are often identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions, and speak only as of the date on which they are made. The matters discussed in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements. The most significant of these risks, uncertainties and other factors are described in this Offer to Exchange and in our SEC filings referenced in the immediately preceding paragraph. We caution you not to place undue reliance on the forward-looking statements contained in this Offer to Exchange or in our Quarterly Report and Registration Statement. In addition, the safe harbor protections for forward-looking statements contained in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, do not apply to any forward-looking statements we make in connection with the Offer to Exchange, including any forward-looking statements incorporated herein by reference from our Quarterly Report and Registration Statement.
The following discussion should be read in conjunction with the financial information in Section 8 of the Offering Memorandum (“Information Concerning GBTG; Financial Information”), as well as our financial statements and notes to the financial statements included on our Quarterly Report and Registration Statement.
Risks Related to the Exchange Offer
Your cancelled Eligible Options may be worth more than the New RSUs that you receive in exchange.
Because the number of New RSUs granted to you will be fewer than the number of shares issuable to you upon exercise of your Eligible Options, it is possible that, at some point in the future, due to potential increases in our stock price, those Eligible Options would have been more economically valuable than the New RSUs granted pursuant to the Exchange Offer.
If your employment with GBTG terminates before your New RSUs vest, you may not be able to receive value for your unvested New RSUs, but you may have been able to receive value for the Eligible Options you exchanged for the New RSUs.
Except as provided in the 2022 Plan and the applicable New RSU Award Agreement, if your employment terminates then your New RSUs will forfeit without consideration. The New RSUs will be subject to a new vesting schedule that differs from the vesting schedules of the Eligible Options that you exchange. Accordingly, if your employment with GBTG terminates after you exchange your Eligible Options for New RSUs, you may not be able to realize as much value from your New RSUs as you could have realized from the Eligible Options you exchanged. For example, if you do not exchange your vested Eligible Options for New RSUs, and your employment with GBTG terminates, if our stock price increases above the exercise price per share of your vested Eligible Options, you may be able to exercise the vested Eligible Options for a limited time after your termination date, subject to and in accordance with the applicable terms and conditions governing your Eligible Options, and sell the underlying shares of Class A Common Stock for these vested Eligible Options at a gain. However, if you exchange your vested Eligible Options for New RSUs, and your employment with GBTG terminates after you receive New RSUs but before such New RSUs have vested and if your New RSUs do not vest in connection with your termination (due to any accelerated vesting provisions in the 2022 Plan and the applicable New RSU Award Agreement), you will receive no value from any portion of unvested New RSUs that are forfeited in connection with such termination of employment.

You may incur additional taxes in connection with the settlement of vested New RSUs.
For more detailed information regarding the tax treatment of restricted stock units, see Section 12 of the Offering Memorandum (“Material Tax Consequences”).
If you are subject to foreign tax laws, even if you are a resident of the United States, there may be tax, social insurance, or other consequences of participating in the Exchange Offer.
If you are subject to the tax laws of another country, even if you are a resident of the United States, you should be aware that there may be tax, social insurance, or other consequences that may apply to you. You are encouraged to consult your own legal counsel, accountant, financial and/or tax advisor(s) to discuss these consequences.
We will not grant New RSUs to you if we are prohibited by applicable laws, rules, regulations or policies.
Even if we accept your tendered Eligible Options, we will not grant New RSUs to you if we are prohibited by applicable laws, rules, regulations or policies from doing so. Such a prohibition could result from, among other things, changes in U.S. laws, SEC rules, regulations or policies or NYSE listing requirements or if you move to a jurisdiction in which we are prohibited or prevented from granting New RSUs.

OFFERING MEMORANDUM

OFFER TO EXCHANGE ELIGIBLE OPTIONS FOR NEW RSUS

OFFERING MEMORANDUM

OFFER TO EXCHANGE ELIGIBLE OPTIONS FOR NEW RSUS
Section 1. Eligible Participants; Eligible Options; the Proposed Exchange; Expiration and Extension of the Exchange Offer.
Global Business Travel Group, Inc. (“GBTG,” the “Company,” “we,” “us” or “our”) is offering certain employees (including certain of our executive officers) who hold Eligible Options the opportunity to exchange certain outstanding stock options for restricted stock units (the “Exchange Offer”). As described in this Section 1 of this Offering Memorandum—Offer to Exchange Eligible Options for New RSUs (this “Offering Memorandum”), Eligible Options that are validly tendered prior to the Expiration Time will be exchanged for New RSUs (as defined below) in exchange for cancellation of the tendered Eligible Options and the Eligible Participant’s agreement to accept the New RSU Terms (as defined below). Each capitalized term that is used in this paragraph without being defined has the meaning set forth below. Where the context requires, references herein to GBTG shall be deemed to include wholly-owned subsidiaries of GBTG.
We are making the offer on the terms and subject to the conditions described in this Offering Memorandum, as they may be amended from time to time, and these terms and conditions constitute the “Exchange Offer.” The Exchange Offer is not conditioned on the acceptance of the Exchange Offer by a minimum number of Eligible Participants (as defined below) or the tender of elections to exchange Eligible Options (as defined below) covering a minimum number of shares.
Eligible Participants
All individuals who, as of the Expiration Time, are active employees of GBTG or any of its subsidiaries and have not given or received notice of termination as of the Expiration Time may participate in the Exchange Offer (collectively, the “Eligible Participants”) if they held Eligible Legacy Options (as defined below) or Eligible BCA Options (as defined below).
You will not be eligible to tender Eligible Options for exchange in the Exchange Offer if you cease to be an Eligible Participant for any reason prior to or as of the Expiration Time, including due to your voluntary resignation, retirement, involuntary termination, layoff, death or disability. An individual who is on an authorized leave of absence and is otherwise an Eligible Participant at the Expiration Time will be eligible to tender Eligible Options in the Exchange Offer. A leave of absence is considered “authorized” if it was approved in accordance with GBTG’s policies.
Your employment with GBTG will remain at will, regardless of your participation in the Exchange Offer, and can be terminated by you or GBTG at any time, subject to applicable law. Nothing in the Exchange Offer should be construed to confer upon you the right to remain employed by GBTG. The terms of your employment relationship with GBTG remain unchanged. We cannot guarantee or provide you with any assurance that you will not be subject to involuntary termination or that you will otherwise remain employed by GBTG until the grant date for the New RSUs or any vesting date of your New RSUs in the future.
Eligible Options
The Company maintains the Company Management Incentive Plan, as amended and restated (the “MIP”) pursuant to which GBT JerseyCo Limited, a subsidiary of the Company (“GBT JerseyCo”), has granted stock options to certain executives and employees of the Company and its subsidiaries to purchase shares of GBT JerseyCo, which upon the assumption of the MIP by the Company on May 27, 2022 were converted into stock options (“Options”) to purchase shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), including Options granted prior to December 2, 2021 (“Legacy Options”) and Options granted on December 2, 2021 (“BCA Options”).
An “Eligible Option” is:
•	an out-of-the-money Legacy Option (collectively, the “Eligible Legacy Options”) or an out-of-the-money BCA Option (collectively, the “Eligible BCA Options”);
•	held by an Eligible Participant; and
•	that is outstanding as of the Expiration Time.

For purposes of the Exchange Offer, “out-of-the-money” refers to Options with an exercise price that is equal to or greater than the closing price of our Class A Common Stock at the Expiration Time.
The Proposed Exchange
If you are an Eligible Participant and choose to participate in the Exchange Offer and tender Eligible Options for exchange, and if we accept your tendered Eligible Options, then we will cancel your tendered Eligible Options and grant you a new award of restricted stock units (each, a “New RSU”) with the number of New RSUs to be determined as follows:
•
If you are an Eligible Participant (other than Mr. Qualantone) and elect to surrender all, but not less than all, of your Eligible Legacy Options for cancellation in exchange for New RSUs, then all, but no less than all, of your Legacy Options will be cancelled and exchanged for New RSUs to be granted under the 2022 Plan at the Expiration Time with the number of New RSUs granted to you equal to the quotient of (A)(1) fifty percent (50%) of your 2022 target long-term incentive compensation level multiplied by (2) the number of full years elapsed starting on (and including) the first year in which the vesting commencement date for your first Legacy Option grant occurred through (and including) the full fiscal year preceding the year of your first long-term cash incentive award granted under the GBT JerseyCo Limited 2020 Executive Long-Term Cash Incentive Award Plan or the GBT JerseyCo Limited 2016 Long-Term Incentive Award Plan, as applicable (less the intrinsic value of any in-the-money Legacy Options), divided by (B) the greater of the closing price of our Class A Common Stock on the Closing Date or $5.00. If Mr. Qualantone participates in the Exchange Offer with respect to all of his Eligible Legacy Options, he would receive a number or New RSUs equal to the quotient of (A) $6,000,000 (less the intrinsic value of any in-the-money Legacy Options) divided by (B) the greater of the closing price of our Class A Common Stock on the Closing Date or $5.00 (subject to any adjustment for in-the-money Options, as described below).

•
If you are an Eligible Participant and elect to surrender all, but not less than all, of your Eligible BCA Options for cancellation in exchange for New RSUs, then all, but no less than all, of your BCA Options will be cancelled and exchanged for New RSUs to be granted under the 2022 Plan upon the Expiration Time with the number of New RSUs granted to you equal to the quotient of (A) fifty percent (50%) of your 2022 target long-term incentive compensation level (less the intrinsic value of any in-the-money BCA Options) divided by (B) the greater of the closing price of our Class A Common Stock on the Closing Date or $5.00. For purposes of the formula above, the 2022 target long-term incentive compensation level will be multiplied by 1.5 for Mr. Paul Abbott and by 1.25 for Mr. Andrew Crawley, in order to approximate the grant date fair value of their respective BCA Options.

•
If any Option is not out-of-the money at the Expiration Time, the Company will calculate the intrinsic value of any such Option, based on the closing price of our Class A Common Stock on the Closing Date less the applicable exercise price (without regard to taxes), and the intrinsic value will be deducted from the value to be exchanged in New RSUs as part of the Exchange Offer, with the in-the-money Option offsetting either the value of the exchange of Legacy Options or the value of the exchange of BCA Options, as applicable. For purposes of the Exchange Offer, “in-the-money” refers to Options with an exercise price that is less than the closing price of our Class A Common Stock on the Closing Date.

The New RSUs will be subject to the following terms (collectively, the “New RSU Terms”):
•	Grant Date. The New RSUs will be granted on the Closing Date; provided that, if the Expiration Time is extended, then the New RSUs grant date will be similarly extended to the new Closing Date.
•
Award Agreement. The New RSUs will be subject to the terms and conditions of the Company’s current restricted stock unit award agreements, previously approved by the Company and the forms of which are attached as an exhibit to the Tender Offer Statement on Schedule TO filed by GBTG with the SEC on December 13, 2022 (the “Schedule TO”). As of the Expiration Time, Eligible Participants who are members of the Executive Leadership team and who participate in the Exchange Offer will receive the award agreement attached as exhibit (a)(1)(K) to the Schedule TO and other employees (except for

Mr. Qualantone) who are Eligible Participants and who participate in the Exchange Offer will receive the form award agreement attached as exhibit (a)(1)(L) to the Schedule TO (together with exhibit (a)(1)(M) of Schedule TO each, a “New RSU Award Agreement”).
•
Vesting. New RSUs granted to Eligible Participants (other than Mr. Qualantone) will be eligible to vest one-third on each of the first three (3) anniversaries of the Closing Date, subject to the Eligible Participant’s continued employment with the Company or a subsidiary of the Company through the applicable vesting date and other such terms and conditions as set forth in the applicable New RSU Award Agreement. Any portion of the New RSUs that do not vest as described below in connection with a termination of employment will be forfeited with no compensation or payment.

•
Treatment Upon Termination Without Cause or Resignation for Good Reason. Upon a termination of an Eligible Participant’s (other than Mr. Qualantone) employment by GBTG or its subsidiary, as applicable, without cause or, with respect to Executive Leadership Team members who are Eligible Participants, due to a resignation for good reason (in each case, other than in connection with a change in control), the portion of New RSUs that are scheduled to vest during the severance period (or period of garden leave or non-working notice) in which the Eligible Participant receives continued base salary (or if paid in a lump sum, the number of months of salary reflected in the lump sum), will continue to vest on the applicable scheduled vesting date(s) and be settled within 30 days thereafter. The length of the “severance period” described above will be subject to the limits specified in the applicable New RSU Award Agreement.

•
Treatment Upon Death, Disability or Retirement. Upon a termination of an Eligible Participant’s (other than Mr. Qualantone) employment due to death, all outstanding and unvested New RSUs will immediately vest in full and will be settled within 30 days after the date of termination. Upon a termination of employment due to disability, the portion of New RSUs that are scheduled to vest on the next vesting date will vest on such scheduled vesting date and will be settled within 30 days thereafter. Upon a termination of employment due to retirement, the portion of the New RSUs that are scheduled to vest on the next vesting date, pro-rated for the number of months (rounded up to full months) that the Eligible Participant was employed during the period beginning on the grant date (or if later, the last vesting date to occur) and the retirement date, will vest on such scheduled vesting date and be settled within 30 days thereafter.

•
Change of Control Provisions. Any New RSUs granted to Eligible Participants will be subject to the change of control provisions, including with respect to certain terminations of employment occurring in connection with a change in control, as set forth under the 2022 Plan and the applicable New RSU Award Agreement.

•	Restrictive Covenant Provisions. Any New RSUs will be subject to forfeiture upon a breach of the restrictive covenant provisions set forth in the New RSU Award Agreements.
The Exchange Offer is voluntary with respect to each Eligible Option you hold. You are not required to participate in the Exchange Offer. However, if you are eligible and you elect to tender for exchange any Eligible Legacy Option, you must exchange all of your Eligible Legacy Options and if you elect to tender for exchange any Eligible BCA Option, you must all exchange all of your Eligible BCA Options. Any New RSUs will be granted on the Closing Date. See the “Risk Factors” section of this Exchange Offer beginning on page 14 for a discussion of risks and uncertainties that you should consider before agreeing to exchange your Eligible Options for New RSUs. You should consider, among other things, these risks and uncertainties before deciding whether to participate in the Exchange Offer.
In addition, Michael Qualantone will be permitted to participate in the Exchange Offer solely with respect to his Eligible Legacy Options and any references herein to Eligible Options shall for Mr. Qualantone be read to apply only to his Eligible Legacy Options. If Mr. Qualantone participates in the Exchange Offer, he would receive the award agreement attached as exhibit (a)(1)(M) to the Schedule TO and his New RSUs will be eligible to vest fifty percent (50%) on each of the first two (2) anniversaries of the Closing Date, subject to his continued employment with GBT US LLC (“GBT US”), a subsidiary of the Company, in good standing through the earlier of (a) June 30, 2023, (b) the date that GBT US terminates his employment without cause or (c) the date of his death, and his continued compliance with applicable restrictive covenants and other terms and conditions of his separation agreement and the applicable award agreement.

Your election to accept or reject the Exchange Offer will have no effect on the number of Class C ordinary shares in GBT JerseyCo (“Class C Shares”) that you may hold, or any rights you may have in respect of Class C Shares. On May 27, 2022, certain holders of Legacy Options were granted Class C Shares. The Class C Shares held by such holders have no voting or economic interest and will be converted into Class A Common Stock upon the Class A Common Stock meeting certain price thresholds over a certain period of time.
Expiration and Extension of the Exchange Offer
The Exchange Offer is scheduled to expire at 11:59 p.m., Eastern Standard Time, on January 11, 2023, unless we, in our sole discretion, extend the expiration time of the Exchange Offer (such time, as may be extended, referred to herein as the “Expiration Time” and such date, as may be extended, referred to herein as the “Closing Date”). See Section 13 (“Extension of Exchange Offer; Termination; Amendment”) for a description of our rights to extend, terminate and amend the Exchange Offer.
If you do not elect to tender your Eligible Options before the Expiration Time, such Eligible Options will remain subject to their current terms, including the current exercise prices and vesting schedules.
Section 2. Purpose of the Exchange Offer; Additional Considerations.
We believe that the Exchange Offer is in the best interests of our stockholders and is an important component of our strategy to maintain an equity compensation program that effectively motivates and retains our executives and employees while reducing the number of shares we may otherwise desire to grant employees as replacement equity incentives under the Company’s 2022 Equity Incentive Plan (the “2022 Plan”). We further believe that, if approved by our stockholders at the Special Meeting, the Exchange Offer will permit us to enhance long-term stockholder value by aligning incentives among the Eligible Participants who choose to participate in the Exchange Offer so they are further motivated to achieve our strategic, operational and financial goals.
Many of our employees now hold Options with exercise prices significantly higher than the current market price of our Class A Common Stock. For example, on December 9, 2022, the closing price of our Class A Common Stock on the New York Stock Exchange was $5.36 per share and the weighted average exercise price of Eligible Options was $9.04. Consequently, as of December 9, 2022, approximately 20,090,623 shares of outstanding Options held by Eligible Participants were out-of-the-money. Many of our employees view their existing Options as having little or no value due to the difference between the exercise prices and the current market price of our Class A Common Stock. As a result, for many employees, these Options are ineffective at providing the incentives and retention value that our Board of Directors (the “Board”) believes are necessary to motivate our management and our employees to achieve our strategic, operational and financial goals. Additionally, the Exchange Offer will allow us to devote more of our cash resources toward advancing our business, as the Exchange Offer is an alternative to increased cash compensation for the Eligible Participants. As of December 9, 2022, 90% of the Legacy Options are vested and all are out-of-the-money. One third of the BCA Options vested on December 2, 2022, and as of December 9, 2022 all are also out-of-the-money. Legacy Options have exercise prices ranging from $5.74 to $14.58 and BCA Options have an exercise price of $10.03.
In deciding whether to tender one or more Eligible Options pursuant to the Exchange Offer, you should know that we continually evaluate and explore strategic opportunities as they arise. At any given time, we may be engaged in discussions or negotiations with respect to one or more corporate transactions. We also grant equity awards in the ordinary course of business to our directors and our current and new employees, including our executive officers. Our directors and employees, including our executive officers, from time to time may acquire or dispose of our securities. We may from time to time repurchase our own outstanding securities in accordance with applicable securities laws. In addition, we may pursue opportunities to raise additional capital through the issuance of equity or debt securities, including convertible debt securities, or through strategic opportunities, including asset dispositions. If any of these events occur, our cash position, assets, or capital structure could change, or the percentage ownership of our stockholders could be significantly diluted, and where such a transaction or event results in our issuance of additional securities, these newly issued securities may have rights, preferences or privileges senior to those of existing stockholders.

Subject to the foregoing and except as otherwise disclosed in the Exchange Offer or in our filings with the Securities and Exchange Commission (the “SEC”), as of the date hereof, we have no plans, proposals or negotiations (although we often consider such matters in the ordinary course of our business and intend to continue to do so in the future) that relate to or would result in:
•	any extraordinary corporate transaction, such as a material merger, reorganization or liquidation, involving GBTG;
•	any purchase, sale or transfer of a material amount of our assets;
•	any material change in our present dividend policy or our indebtedness or capitalization;
•	any material change in our Board or executive management team, including any plans to change the number or term of our directors or to change the material terms of any executive officer’s employment;
•	any other material change in our corporate structure or business;
•	our Class A Common Stock not being traded on a national securities exchange;
•	our Class A Common Stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
•	the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;
•	the acquisition by any person of any of our securities or the disposition of any of our securities, other than in the ordinary course of business or pursuant to existing options or other rights; or
•	any change in our certificate of incorporation or bylaws, or any actions that may impede the acquisition of control of us by any person.
Even if the Exchange Offer is approved by our stockholders, our Board will retain the authority, in its sole discretion, to terminate or postpone the Exchange Offer, at any time prior to the Expiration Time or to exclude certain Eligible Options or Eligible Participants from participating in the Exchange Offer due to tax, regulatory or accounting reasons or because participation would be inadvisable or impractical. Stockholder approval at the Special Meeting applies only to this Exchange Offer. If we were to implement a stock option exchange in the future, we would once again need to seek stockholder approval. This Exchange Offer is not intended to, and does not constitute a solicitation of any proxy, vote or approval of GBTG’s stockholders. If you are a stockholder you are urged to read the Preliminary Proxy Statement on Schedule 14A filed with the SEC on November 21, 2022, the definitive proxy statement once filed by the Company with the SEC, and any other relevant documents carefully in their entirety because they will contain important information.
WE DO NOT MAKE ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER YOUR ELIGIBLE OPTIONS, NOR HAVE WE AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU SHOULD EVALUATE CAREFULLY ALL OF THE INFORMATION IN THE EXCHANGE OFFER AND CONSULT YOUR OWN FINANCIAL AND TAX ADVISORS. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER YOUR ELIGIBLE OPTIONS FOR EXCHANGE.
Section 3. Procedures for Tendering Eligible Options.
You will receive an email notification from DocuSign which contains a copy of the Election Form. If you choose to participate in the Exchange Offer, in order to validly tender your Eligible Options, you must properly complete and sign the accompanying Election Form via DocuSign, which will be automatically forwarded to GBTG once submitted, so that we receive it before 11:59 p.m. Eastern Standard Time, on January 11, 2023 (or such later date as may apply if the Exchange Offer is extended). For subsequent withdrawals and elections, please deliver the properly completed and signed Election Form (or Notice of Withdrawal of Election Form) so that we receive it before 11:59 p.m. Eastern Standard Time, on January 11, 2023 (or such later date as may apply if the Exchange Offer is extended), by the following means:
By email (by PDF or similar imaged document file) delivered to: MIPExchange@amexgbt.com.
You are responsible for making sure that the Election Form is delivered as indicated above. We will accept delivery of the signed Election Form for the initial election only by DocuSign and for subsequent elections, by email (by PDF or similar imaged document file) to MIPExchange@amexgbt.com. You are responsible for making sure that the Election Form is returned via DocuSign and / or delivered to this email address, as applicable. You must allow for sufficient time to complete and deliver your Election Form to ensure that we receive your Election Form before the Expiration Time.
You do not need to return your award agreement(s) for your Eligible Options to be cancelled and exchanged in the Exchange Offer because they will be automatically cancelled effective as of the Closing Date if we accept your Eligible Options for exchange. The Election Form will include a consent to be subject to the terms and conditions of the applicable New RSU Award Agreement.
Except as described in the following sentence, the Election Form must be signed by the Eligible Participant who holds the Eligible Options to be tendered using the same name for such Eligible Participant as appears on the applicable Option award agreement. If the signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer’s full title and proper evidence of the authority of such person to act in such capacity must be identified on the Election Form.
Your Eligible Options will not be considered tendered until we receive your properly completed and signed Election Form. We must receive your properly completed and signed Election Form before 11:59 p.m., Eastern Standard Time, on January 11, 2023 (or such later date as may apply if the Exchange Offer is extended). If you miss this deadline, you will not be permitted to participate in the Exchange Offer.
We will accept delivery of the signed Election Form for the initial election only by DocuSign. For subsequent elections, delivery of a signed Election Form must be made by email (by PDF or similar imaged document file) delivered to MIPExchange@amexgbt.com. You are responsible for making sure that the Election Form is returned via DocuSign and / or delivered to this email address, as applicable. You must allow for sufficient time to complete and deliver your Election Form to ensure that we receive your Election Form before the Expiration Time.
We reserve the right to reject any or all tenders of Eligible Options that we determine are not in appropriate form or that we determine would be unlawful to accept. If the Exchange Offer is approved at the Special Meeting, subject to our rights to extend, terminate and amend the Exchange Offer, we expect to accept all properly tendered Eligible Options on the Closing Date.
Determination of Validity; Rejection of Eligible Options; Waiver of Defects; No Obligation to Give Notice of Defects.
To validly tender your Eligible Options pursuant to the Exchange Offer, you must remain an Eligible Participant and must not have given or have received a notice of termination of employment as of the Expiration Time.
If you elect to tender for exchange any Eligible Legacy Option, you must exchange all of your Eligible Legacy Options (if you hold any and are eligible to do so), and if you elect to tender for exchange any Eligible BCA Option (if you hold any and are eligible to do so), you must all exchange all of your Eligible BCA Options. If you attempt to tender a portion but not all of either your Eligible Legacy Options or Eligible BCA Options, we will reject your tender of Eligible Legacy Options or Eligible BCA Options, as applicable. Such rejection will not affect any other Eligible Option grants that you have properly tendered for exchange. We will determine all questions as to form of documents and the validity, eligibility, time of receipt and acceptance of any tender of Eligible Options. Neither GBTG nor any other person is obligated to give notice of any defects or irregularities in tenders. No tender of Eligible Options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering Eligible Participant or waived by GBTG. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties.
The Exchange Offer is a one-time offer, and we will strictly enforce the offer period, subject to any extension of the Expiration Time that we may grant in our sole discretion. Subject to Rule 13e-4 under the Exchange Act, we also reserve the right to waive any of the conditions of the Exchange Offer or any defect or irregularity in any tender with respect to any particular Eligible Option or any particular Eligible Participant (with any such waiver to be applied consistently among all Eligible Participants).
Our Acceptance Constitutes an Agreement.
Your tender of Eligible Options pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the Exchange Offer and will be controlling, absolute and final, subject to your withdrawal rights under Section 4 (“Withdrawal Rights”) and our acceptance of your tendered Eligible Options in accordance with Section 5 (“Acceptance of Eligible Options for Exchange; Grant of New RSUs”). Our acceptance for exchange of Eligible Options that you tender pursuant to the Exchange Offer will constitute a binding agreement between GBTG and you upon the terms and subject to the conditions of the Exchange Offer.
Subject to our rights to terminate and amend the Exchange Offer in accordance with Section 6 (“Conditions of the Exchange Offer”), and as described in Section 1 of this Offering Memorandum, on the Closing Date, we expect to accept for exchange all properly tendered Eligible Options that were not validly withdrawn prior to the Expiration Time. Eligible Options accepted by GBTG for exchange will be cancelled and New RSUs will be granted on the Closing Date subject to the New RSU Terms.
Section 4. Withdrawal Rights.
If you elect to accept the Exchange Offer with respect to some or all of your Eligible Options and later change your mind, you may withdraw any tendered Eligible Options prior to the Expiration Time by following the procedures described in this Section 4. Just as you may not tender only part of your Eligible Legacy Options or Eligible BCA Options, you also may not withdraw your election with respect to only a portion of your Eligible Legacy Options or Eligible BCA Options. If you elect to withdraw previously tendered Eligible Legacy Options or Eligible BCA Options, you must withdraw all of your Eligible Legacy Options or Eligible BCA Options, as applicable, but you are not required to withdraw any other tendered Eligible Options.
We will permit any Eligible Options tendered in the Exchange Offer to be withdrawn at any time during the period the Exchange Offer remains open, and unless we have accepted the Eligible Options pursuant to the Exchange Offer, you may also withdraw any tendered Eligible Options that have not been accepted at any time after 11:59 p.m., Eastern Standard Time, on February 9, 2023. Please note that, upon the terms and subject to the conditions of the Exchange Offer, we expect to accept for exchange all Eligible Options properly tendered and not validly withdrawn by the Expiration Time.
To withdraw tendered Eligible Options, you must deliver to us a properly completed and signed Notice of Withdrawal of Election Form, a form of which is filed as exhibit (a)(1)(D) to Schedule TO (a “Notice of Withdrawal”) with the required information prior to the Expiration Time. The Notice of Withdrawal must be delivered by email (by PDF or similar imaged document file) to MIPExchange@amexgbt.com.
If you miss the deadline to withdraw but remain an Eligible Participant, any previously tendered Eligible Options will be exchanged pursuant to the Exchange Offer. You may change your mind as many times as you wish, but you will be bound by the last properly submitted Election Form or Notice of Withdrawal that we receive before the Expiration Time.
You are responsible for making sure that you properly submit a Notice of Withdrawal for any tendered Eligible Option that you wish to subsequently withdraw. You must allow sufficient time to complete, sign and deliver your Notice of Withdrawal to ensure that we receive it before the Expiration Time.
Except as described in the following sentence, the Notice of Withdrawal must be signed by the Eligible Participant who holds the Eligible Options to be tendered using the same name for such Eligible Participant as appears on the applicable Option agreement and the previously submitted Election Form. We have filed a form of the Notice of Withdrawal as an exhibit to the Schedule TO. We will deliver a copy of the Notice of Withdrawal form to all Eligible Participants.
You may not rescind any withdrawal, and any Eligible Options you withdraw will thereafter be deemed not properly tendered for purposes of the Exchange Offer unless you properly re-tender those Eligible Options prior to the Expiration Time by submitting a new Election Form and following the procedures described in Section 3 of this Offering Memorandum (“Procedures for Tendering Eligible Options”).
Neither we nor any other person is obligated to give notice of any defects or irregularities in any Notice of Withdrawal, nor will anyone incur any liability for failing to give notice of any defects or irregularities. We will determine all questions as to the form and validity, including time of receipt, of Notices of Withdrawal. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determinations of these matters will be final and binding.

Section 5. Acceptance of Eligible Options for Exchange; Grant of New RSUs.
Upon the terms and subject to the conditions of the Exchange Offer, we expect to accept for exchange all Eligible Options properly tendered and not validly withdrawn by the Expiration Time. On the Closing Date, tendered Eligible Options will be cancelled in exchange for the grant on the Closing Date of New RSUs.
Promptly after we grant the New RSUs, we will send each tendering Eligible Participant a confirmation email with respect to the Eligible Options that we have accepted for exchange. We have filed a form of such confirmation email as an exhibit to the Schedule TO. Your New RSUs will be subject to the terms and conditions of the applicable forms of restricted stock unit award agreements for the New RSUs filed as exhibits to the Schedule TO.
Except as otherwise described in this Offering Memorandum, if you have tendered Eligible Options under the Exchange Offer and your employment relationship terminates for any reason, or if you give or receive a notice of termination of employment before the Expiration Time, you will no longer be eligible to participate in the Exchange Offer and we will not accept your Eligible Options for exchange. In that case, you may be able to exercise your existing vested Eligible Options for a limited time after your termination date in accordance with and subject to their terms.
Section 6. Conditions of the Exchange Offer.
Notwithstanding any other provision of the Exchange Offer, we will not be required to accept any Eligible Options tendered for exchange, and we may terminate or amend the Exchange Offer, in each case subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the date hereof and prior to the Expiration Time, any of the following events has occurred, or if we have determined, in our reasonable judgment, that any of the following events has occurred:
•	the proposal to approve the Exchange Offer is not approved by the requisite vote of GBTG’s stockholders at the Special Meeting;
•
there shall have been threatened or instituted any action or proceeding by any government or governmental, regulatory or administrative agency, authority or tribunal or other person, domestic or foreign, before any court, authority, agency or tribunal that (i) directly or indirectly challenges the making of the Exchange Offer or the exchange of some or all of the Eligible Options tendered for exchange, (ii) otherwise relates in any manner to the Exchange Offer, or (iii) in our reasonable judgment, could materially affect our business, condition (financial or other), assets, income, operations, prospects or stock ownership;

•
there shall have been threatened, instituted or taken any action, or any approval, exemption or consent shall have been withheld, or any statute, rule, regulation, judgment, order or injunction shall have been proposed, sought, promulgated, enacted, entered, amended, interpreted, enforced or deemed to be applicable to the Exchange Offer or GBTG, by or from any court or any regulatory or administrative authority, agency or tribunal that, in our reasonable judgment, would directly or indirectly make it illegal for us to accept some or all of the tendered Eligible Options for exchange, otherwise restrict or prohibit consummation of the Exchange Offer or otherwise relate in any manner to the Exchange Offer; require that we obtain additional stockholder approval of the Exchange Offer; delay or restrict our ability, or render us unable, to accept the tendered Eligible Options for exchange; or impair the contemplated benefits of the Exchange Offer to GBTG;

•
there will have occurred: any general suspension of trading in securities on any national securities exchange or automated quotation system or in the over-the-counter market; the declaration of a banking moratorium or any suspension of payments with respect to banks in the United States; during the Exchange Offer, a decline of at least 10% in either the Dow Jones Industrial Average or the Standard & Poor’s 500 Index from the date of commencement of the Exchange Offer; the commencement or escalation of a war or other national or international calamity directly or indirectly involving the United States, which could reasonably be expected to affect materially or adversely, or to delay materially, the completion of the Exchange Offer; or any of the situations described above which existed at the time of commencement of the Exchange Offer, where such situation, in our reasonable judgment, deteriorates materially after commencement of the Exchange Offer;

•
a tender or exchange offer (other than the Exchange Offer) with respect to some or all of our capital stock, or a merger or acquisition proposal for GBTG, shall have been proposed, announced or publicly disclosed or we shall have learned that any person, entity or group (where “group” has the meaning given within Section 13(d)(3) of the Exchange Act) has acquired more than 5% of our outstanding Class A Common Stock, other than a person, entity or group that had publicly disclosed such ownership with the SEC prior to the date of commencement of the Exchange Offer; any such person, entity or group that had publicly disclosed such ownership prior to such date has acquired additional Class A Common Stock constituting more than 1% of our outstanding shares of our Class A Common Stock; or any new group has been formed that beneficially owns more than 5% of our outstanding Class A Common Stock that, in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the Exchange Offer or with such acceptance of Eligible Options for exchange;

•
any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the Exchange Offer, other than as contemplated as of the commencement date of this Exchange Offer (as described in Section 10 of this Offering Memorandum (“Accounting Consequences of this Exchange Offer”));

•	any change occurs in our business, financial condition, assets, income, operations, prospects or stock ownership that, in our reasonable judgment, is or may be material to GBTG;
•
any event or events occur that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the Exchange Offer to GBTG (see Section 2 of this Offering Memorandum (“Purpose of the Exchange Offer; Additional Consideration”) for a description of the contemplated benefits of the Exchange Offer to GBTG); and

•
any rules or regulations by any governmental authority, the NYSE, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced, or deemed applicable to us that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the Exchange Offer to GBTG (see Section 2 of this Offering Memorandum (“Purpose of the Exchange Offer; Additional Consideration”) for a description of the contemplated benefits of the Exchange Offer to GBTG).

The conditions to the Exchange Offer are for GBTG’s benefit. We may assert them prior to the Expiration Time regardless of the circumstances giving rise to them (other than circumstances caused by our action or inaction). We may waive the conditions, in whole or in part, at any time and from time to time prior to the Expiration Time (with any such waiver to be applied consistently among all Eligible Participants), whether or not we waive any other condition to the Exchange Offer. Subject to any order or decision by a court or arbitrator of competent jurisdiction, any determination we make concerning the events described in this Section 6 will be final and binding upon all persons.
Section 7. Price Range of Our Common Stock.
The Eligible Options give Eligible Participants the right to acquire shares of our Class A Common Stock. None of the Eligible Options are traded on any trading market. Our Class A Common Stock began trading on the NYSE under the symbol “GBTG” on May 31, 2022. In the third quarter of 2022, the high per share sales price of our Class A Common Stock on the NYSE was $8.40 and the low per share sales price of our Class A Common Stock on the NYSE was $5.16. Our Class B common stock, par value $0.0001 per share (“Class B Common Stock”) is not listed or quoted on any exchange.
As of December 9, 2022, there were 67,753,543 shares of Class A Common Stock and 394,448,481 shares of Class B Common Stock outstanding. As of December 9, 2022, there were 17 holders of record of our Class A Common Stock and 3 holders of record of our Class B Common Stock. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose Class A Common Stock are held of record by banks, brokers and other financial institutions.
On December 9, 2022, the closing price for our Class A Common Stock as reported on the NYSE was $5.36 per share. We recommend that you obtain current market quotations for our Class A Common Stock before deciding whether or not to tender your Eligible Options for exchange. The price of our Class A Common Stock has been, and in the future may be, volatile and could decline. The trading price of our Class A Common Stock has fluctuated in the past and is expected to continue to do so in the future as a result of a number of factors, many of which are outside our control. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market prices of many companies and that have often been unrelated or disproportionate to the operating performance of those companies.
Section 8. Information Concerning GBTG; Financial Information.
Information Concerning GBTG.
We are the world’s leading B2B travel platform, providing software and services to manage travel, expenses, and meetings & events for companies of all sizes.
On December 2, 2021, GBT JerseyCo entered into a business combination agreement with Apollo Strategic Growth Capital (“APSG”), a special purpose acquisition company, listed on the New York Stock Exchange (the “Business Combination”). The Business Combination closed on May 27, 2022 and GBT JerseyCo became a direct subsidiary of APSG. Further, APSG was renamed as “Global Business Travel Group, Inc.”
Our principal executive offices are located at 666 3rd Avenue, 4th Floor, New York, NY 10017 and our telephone number is (480) 909-1740. Our corporate website address is www.amexglobalbusinesstravel.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this Exchange Offer.
Financial Information.
A summary of certain financial information is attached as Schedule A to this Offering Memorandum and should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the condensed consolidated financial statements and the notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 (our “Quarterly Report”), filed with the SEC on November 10, 2022 and the consolidated financial statements and the notes thereto included in our Registration Statement on Form S-4, as originally filed with the SEC on September 9, 2022, and declared effective on October 3, 2022 (the “Registration Statement”), which are incorporated herein by reference.
Additional Information.
For more information about GBTG, please refer to our Quarterly Report, Registration Statement and our other filings made with the SEC. We recommend that you review the materials that we have filed with the SEC before making a decision on whether or not to tender your Eligible Options. We will also provide without charge to you, upon your written or oral request, a copy of any or all of the documents to which we have referred you. See Section 15 (“Additional Information”) for more information regarding reports we file with the SEC and how to obtain copies of or otherwise review such reports.

Section 9. Interests of Directors and Executive Officers; Transactions and Arrangements Concerning Our Securities.
Interests of Directors and Executive Officers.
Our executive officers will be eligible to participate in the Exchange Offer provided that they are Eligible Participants at the Expiration Time and Mr. Qualantone will be eligible to participate with respect to his Eligible Legacy Options only.
The following table sets forth the beneficial ownership of the Company’s executive officers and non-employee directors of Eligible Options outstanding, and the percentage of total Eligible Options outstanding beneficially owned by them, as of December 9, 2022, based on a closing price of our Class A Common Stock equal to $5.36. Unless otherwise noted, the address of each of the persons set forth below is c/o Global Business Travel Group, Inc., 666 3rd Avenue, 4th Floor, New York, NY 10017. Non-employee directors are included in the following table for informational purposes but are not eligible to participate in the Exchange Offer.
Name	Number of Eligible Options Beneficially Owned	Percentage of All Eligible Options(1)
Executive Officers
Paul Abbott	2,983,535	14.9%
Eric J. Bock	2,923,004	14.5%
Andrew George Crawley	1,243,136	6.2%
Martine Gerow	2,337,609	11.6%
Mark Hollyhead	—	—
Patricia Anne Huska	1,673,205	8.3%
Evan Konwiser	560,944	2.8%
Michael Qualantone(2)	1,928,496	9.6%
Boriana Tchobanova	124,317	0.6%
David Thompson	1,923,236	9.6%

Non-Employee Directors
James P. Bush	—	—
Gloria Guevara Manzo	—	—
Eric Hart	—	—
Raymond Donald Joabar	—	—
Michael Gregory (Greg) O’Hara	—	—
Richard Petrino	—	—
Mohammed Saif S. S. Al-Sowaidi	—	—
Itai Wallach	—	—
Susan Ward	—	—
Kathleen Winters	—	—
All current executive officers and directors as a group (20 individuals)	15,697,482	78.1%
(1)	Note: Percentages may not sum due to rounding.
(2)
Mr. Qualantone held 1,113,909 BCA Options as of December 9, 2022; however, Mr. Qualantone is not eligible to participate in the Exchange Offer with respect to his BCA Options as he is party to a separation agreement with the Company.

Transactions and Arrangements Concerning Our Securities.
In connection with Mr. Qualantone stepping down as an executive officer of GBTG on December 31, 2022, as disclosed on the Company’s current report on Form 8-K filed on December 13, 2022 and his ultimate separation from employment with GBTG and its affiliates, expected to occur on June 30, 2023, Mr. Qualantone entered into a separation agreement with GBT US that provides Mr. Qualantone will be eligible to participate in the Exchange Offer solely with respect to his Eligible Legacy Options and would receive additional vesting of any New RSUs for two years following his separation date. The foregoing description of Mr. Qualantone’s separation agreement is qualified by reference to exhibit (d)(7) of the Schedule TO.
Except as otherwise disclosed in the Exchange Offer or in our filings with the SEC, and other than outstanding stock option and other equity awards granted to our directors, executive officers and other employees and consultants pursuant to our various equity plans, which are described in the notes to our financial statements as set forth in our Quarterly Report and Registration Statement, neither GBTG nor, to our knowledge, any of our executive officers or directors, any person controlling GBTG or any executive officer or director of such control person is a party to any agreement, arrangement or understanding with respect to any of our securities, including any agreement, arrangement or understanding concerning the transfer or the voting of any of our securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations.
During the 60-day period prior to the date of this Offering Memorandum, we have not granted any stock options that are Eligible Options. During such 60-day period, neither we, nor, to the best of our knowledge, any member of our Board or any of our executive officers, nor any of our affiliates, has engaged in any transaction involving the Eligible Options.
Section 10. Accounting Consequences of the Exchange Offer.
The incremental compensation expense associated with the MIP Option Exchange Program will be measured as the excess of (a) the fair value of New RSUs granted to participants in the MIP Option Exchange Program, measured as of the date the New RSUs are granted, over (b) the fair value of the Eligible Options cancelled in exchange for the New RSUs, measured immediately prior to the cancellation. As the fair values will be determined on the grant date when the New RSUs are granted, the impact of the incremental compensation expense is currently undeterminable. We will recognize any such incremental compensation expense, along with any unrecognized compensation cost of the cancelled awards, over the vesting period of the New RSUs.
Section 11. Legal Matters; Regulatory Approvals.
We are not aware of any material pending or threatened legal actions or proceedings relating to the Exchange Offer. We are not aware of any margin requirements or anti-trust laws applicable to the Exchange Offer. We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our acceptance of Eligible Options for exchange and grant of New RSUs as contemplated by the Exchange Offer, or of any regulatory requirements that we must comply with or approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the completion of the Exchange Offer as contemplated herein. Should any such compliance or approval or other action be required, we currently contemplate that we will use commercially reasonable efforts to comply with such requirements or seek such approval or take such other action. We cannot assure you that any such compliance or approval or other action, if needed, would be achieved or obtained or would be achieved or obtained without substantial conditions or that the failure to achieve such compliance or obtain any such approval or other action would not adversely affect our business. Our obligation under the Exchange Offer to accept tendered Eligible Options for exchange and to grant New RSUs with the New RSU Terms would be subject to achieving such compliance or obtaining any such governmental approval or other action.
Section 12. Material Tax Consequences.
The following is a summary of the anticipated material United States federal and foreign income tax consequences of the Exchange Offer. This tax summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to apply in all respects to all categories of Eligible Participants. The tax consequences for individuals who are subject to the tax laws of a country other than the United States, Australia, France, United Kingdom or the special autonomous region of Hong Kong, or of more than one country may differ from the income tax consequences summarized herein. The rules governing the tax treatment of restricted stock units are complex. You should consult with your tax advisor to determine the personal tax consequences to you of participating or not participating in the Exchange Offer.
Material United States Federal Income Tax Consequences of the Exchange Offer
Neither your acceptance or rejection of the Exchange Offer is expected to create a taxable event for United States federal income tax purposes at the consummation of the Exchange Offer. If you reject the Exchange Offer, you will continue to hold stock options and any future exercise of your stock options will be subject to the tax consequences previously described to you in connection with the grant of your stock options. If you participate in the Exchange Offer, the cancellation of Eligible Options and the grant of New RSUs will be treated as a non-taxable event for United States federal income tax purposes because the New RSUs will represent a right to receive shares of Class A Common Stock in the future, generally upon the satisfaction of service-based vesting conditions.

For United States federal income tax purposes, when New RSUs are settled following vesting and you receive shares of Class A Common Stock (or cash), you will recognize compensation taxable as ordinary income equal to the fair market value of the shares of Class A Common Stock received upon settlement (or the amount of cash received). Your tax basis in such shares will be equal to the compensation recognized at settlement and your holding period for capital gains purposes will begin on the date of settlement. Upon the sale of such shares, you will recognize either short- or long-term capital gain or loss, depending on whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and your tax basis in the shares. Prior to settlement in shares, dividend equivalents (if any) that accrue in relation to New RSUs will be taxable to you upon distribution as compensation and accordingly, you will recognize ordinary income (not dividend income) in such amount. In addition, RSUs may be considered deferred compensation that must comply with the requirements of Section 409A of the U.S. Internal Revenue Code in order to avoid early income inclusion and tax penalties.
Material Non-United States Income Tax Consequences of the Exchange Offer
The material tax consequences for participants in Australia, France, Hong Kong and the United Kingdom are as set forth below:
1.
In Australia, assuming the Eligible Options were granted on or after July 1, 2015, your acceptance of the Exchange Offer is expected to create a taxable or chargeable event for Australian tax purposes at the Closing. If you participate in the Exchange Offer, it is expected that the cancellation of Eligible Options and the grant of New RSUs will be treated as a taxable event for Australian tax purposes because the Exchange Offer amounts to a “deferred taxing point” for Australian tax purposes. The amount you must include in your assessable income in the income year (i.e., the year ending June 30) in which the deferred taxing point occurs in relation to the Exchange Offer will be the difference between the “market value” of the Eligible Options at the deferred taxing point and their cost base. The “market value” of your Eligible Options at the deferred taxing point should be equal to the market value of the New RSUs you receive as part of the Exchange Offer less the cost base of your Eligible Options (which should be nil). The market value of an RSU is generally equal to the market value of the underlying share.

Your employer will be required to withhold tax due on the Exchange Offer and at the deferred taxing point only if you have not provided your Tax File Number or Australian Business Number, as applicable, to your employer. However, your employer must provide you and the Commissioner of Taxation with a statement containing certain information about your participation in the offer in the Australian income year when the New RSU grant date occurs, including an estimate of the market value of the New RSUs received in respect of the cancelled Eligible Options. You are responsible for reporting and paying any capital gains taxes that may be due with regard to the Exchange Offer and the sale of the shares of Class A Common Stock subsequently acquired.
2.
In France, while there exists no direct legal authority addressing the applicable tax and social security treatment applicable to the Exchange Offer, neither your acceptance or rejection of the Exchange Offer is expected to create a taxable or chargeable event for French tax and social security purposes at the consummation of the Exchange Offer. If you participate in the Exchange Offer, it is expected that the cancellation of Eligible Options and the grant of New RSUs will be treated as a non-taxable and non-chargeable event for French tax and social security purposes because the New RSUs will represent a conditional right to receive shares of Class A Common Stock in the future, generally upon the satisfaction of service-based vesting conditions. For French tax and social security purposes, when New RSUs are settled following vesting and you receive shares of Class A Common Stock (or cash), it is expected that you will recognize compensation taxable and chargeable as ordinary income equal to the fair market value of the shares of Class A Common Stock received upon settlement (or the amount of cash received).

3.
In Hong Kong, neither your acceptance or rejection of the Exchange Offer is expected to create a taxable or chargeable event for Hong Kong tax and social security purposes at the consummation of the Exchange Offer. If you participate in the Exchange Offer, it is expected that the cancellation of Eligible Options and the grant of New RSUs will be treated as a non-taxable and non-chargeable event for Hong Kong income tax and mandatory provident fund purposes because the New RSUs will represent a conditional right to receive shares of Class A Common Stock in the future, generally upon the satisfaction of service-based vesting conditions. For Hong Kong income tax purposes, when New RSUs are settled following vesting and you receive shares of Class A Common Stock (or cash), it is expected that you will recognize compensation taxable and chargeable as ordinary income equal to the fair market value of the shares of Class A Common Stock received upon settlement (or the amount of cash received). You will not be subject to mandatory provident fund contributions when the New RSUs are settled.
4.
In the United Kingdom, the tax treatment is similar as described above for United States participants, provided that references to federal income tax are to United Kingdom income tax and national insurance contributions, the references to ordinary income are to employment income, there is no differentiation in the United Kingdom between short- and long-term capital gains and we would expect any such capital gain to be subject to capital gains tax (subject to any available tax-free allowance), and it is assumed that the shares are not subject to any restrictions. With regards to income tax and national insurance contributions due on settlement of New RSUs, this will also include any employer national insurance contributions that you have lawfully agreed to bear.

Withholding
Participants will be responsible for making appropriate provision, as acceptable to GBTG, for all taxes required to be paid by the participant in connection with the settlement of vested New RSUs, in accordance with the 2022 Plan. This includes responsibility for all applicable federal, state, local and foreign withholding taxes required to be paid by the participant. In the case of settlement of New RSUs in shares of Class A Common Stock (or payment in cash), if a participant fails to make such provision, GBTG or its subsidiaries may, in their discretion, withhold from the settlement that number of shares (or that amount of cash, in the case of a cash payment) which has a fair market value equal to the participant’s tax obligation. Under the 2022 Plan, certain participants have the right to require GBTG or its subsidiaries to use shares otherwise to be received from an award to satisfy withholding taxes.
Section 13. Extension of the Exchange Offer; Termination; Amendment.
We may, from time to time, extend the period of time during which the Exchange Offer is open and delay accepting any Eligible Options tendered to us by disseminating notice of the extension to Eligible Participants by public announcement, written notice, including electronically posted or delivered notices, or otherwise as permitted by Rule 13e-4(e)(3) under the Exchange Act. If the Exchange Offer is extended, we will provide appropriate notice of the extension and the new Expiration Time no later than 9:00 a.m. Eastern Standard Time on the next business day following the previously scheduled Expiration Time. For purposes of the Exchange Offer, a “business day” means any day other than a Saturday, Sunday or United States federal holiday and consists of the time period from 12:00 a.m. through 11:59 p.m., Eastern Standard Time.
We also expressly reserve the right, in our reasonable judgment, prior to the Expiration Time, to terminate or amend the Exchange Offer upon the occurrence of any of the conditions specified in Section 6 (“Conditions of the Exchange Offer”), by disseminating notice of such termination or amendment to Eligible Participants by public announcement, written notice, including electronically posted or delivered notices, or otherwise as permitted by applicable law.
Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event set forth in Section 6 has occurred or we deem any such event to have occurred, to amend the Exchange Offer in any respect prior to the Expiration Time. We will promptly disseminate any notice of such amendment required pursuant to the Exchange Offer or applicable law to Eligible Participants in a manner reasonably designed to inform Eligible Participants of such change and will file such notice with the SEC as an amendment to the Schedule TO.
If we materially change the terms of the Exchange Offer or the information concerning the Exchange Offer, or if we waive a material condition of the Exchange Offer, we will extend the Exchange Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. Under these rules, the minimum period during which a tender or Exchange Offer must remain open following material changes in the terms of or information concerning a tender or Exchange Offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information.

In addition, we will publicly notify or otherwise inform Eligible Participants in writing if we decide to take any of the following actions and will keep the Exchange Offer open for at least 10 business days after the date of such notification:
•	we increase or decrease the amount of consideration offered for the Eligible Options; or
•	we increase or decrease the number of Eligible Options that may be tendered in the Exchange Offer.
Section 14. Consideration; Fees and Expenses.
Each Eligible Participant who properly tenders an Eligible Option to be exchanged and which is accepted by GBTG pursuant to this Exchange Offer will receive a New RSU. A New RSU is a grant of the right to receive, if earned, shares of Class A Common Stock. In limited circumstances, for participants in certain non-United States jurisdictions, New RSUs may be settled in cash equal to the fair market value of a share of Class A Common Stock on the settlement date of the award.
Subject to the terms and conditions of this Exchange Offer, upon our acceptance of your properly tendered Eligible Options, you will be entitled to receive New RSUs calculated as described in Section 1 of this Offering Memorandum. New RSUs will be fully unvested as of the Closing Date and will be subject to a new vesting schedule, as described in Section 1 of this Offering Memorandum. If you receive New RSUs, you do not have to make any cash payment to GBTG to receive your New RSUs.
If we receive and accept tenders from Eligible Participants of all Eligible Options (comprising a total of approximately 20,090,623 vested or unvested Eligible Options to purchase approximately 20,090,623 shares outstanding as of December 9, 2022) subject to the terms and conditions of this Exchange Offer and based on a closing price of our Class A Common Stock equal to $5.36, we will grant New RSUs covering a total of approximately 10,406,712 shares of Class A Common Stock.
We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Eligible Options pursuant to the Exchange Offer. You will be responsible for any expenses that you incur in connection with your election to participate in the Exchange Offer, including mailing, telephone, and other telecommunications expenses, as well as any expenses associated with any tax, legal or other advisor that you consult or retain in connection with the Exchange Offer.
Section 15. Additional Information.
With respect to the Exchange Offer, we have filed the Schedule TO, as may be amended, of which the Exchange Offer is a part. The Exchange Offer document (of which this Offering Memorandum is a part) does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We intend to supplement and amend the Schedule TO to the extent required to reflect information we subsequently file with the SEC. Before making a decision on whether or not to tender your Eligible Options, we highly recommend that you review the Schedule TO, as may be amended, including its exhibits, and the following documents that we have filed with the SEC (excluding any portions of the respective filings that have been furnished rather than filed):
•
our Registration Statement on Form S-4 as originally filed with the SEC on September 9, 2022, and declared effective on October 3, 2022, which contains the audited financial statements of the Company for the latest fiscal year for which such statements have been filed;

•	our Preliminary Proxy Statement on Schedule 14A filed with the SEC on November 21, 2022;
•	our Quarterly Reports on Form 10-Q for the quarters ended (i) September 30, 2022, filed with the SEC on November 10, 2022, and (ii) June 30, 2022, filed with the SEC on August 11, 2022;
•
our Current Reports on Form 8-K (excluding any information furnished therein) filed with the SEC on May 27, 2022, June 3, 2022, June 27, 2022, September 9, 2022, October 3, 2022, October 11, 2022, October 12, 2022 and December 13, 2022; and

•	the description of our Class A Common Stock contained in the Registration Statement, including any amendments or reports filed for the purpose of updating such description.
Our SEC filings are available to the public on the SEC’s website at http://www.sec.gov. We also make available on or through our corporate website, free of charge, copies of these reports as soon as reasonably practicable after we electronically file or furnish them to the SEC.

We will also promptly provide without charge to each Eligible Participant to whom we deliver a copy of the Exchange Offer, upon written or oral request, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless specifically incorporated by reference into such documents and deemed filed therewith). Written requests and questions about the Exchange Offer should be directed to MIPExchange@amexgbt.com.
The information about us contained in the Exchange Offer should be read together with the information contained in the documents to which we have referred you.
Section 16. Miscellaneous.
The Exchange Offer and our SEC reports referred to above include forward-looking statements. Words such as “believes,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “plan,” “objectives,” and other similar statements of expectation identify forward-looking statements. These forward-looking statements involve risks and uncertainties, including those described in this Offering Memorandum, our Quarterly Report and Registration Statement, that could cause actual results to differ materially from those expressed in the forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. While we believe our plans, intentions and expectations reflected in these forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved.
WE ENCOURAGE YOU TO REVIEW THE RISK FACTORS CONTAINED IN OUR QUARTERLY REPORT FOR THE QUARTER ENDED SEPTEMBER 30, 2022 AND IN OUR REGISTRATION STATEMENT BEFORE YOU DECIDE WHETHER TO PARTICIPATE IN THE EXCHANGE OFFER.
WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER OR NOT YOU SHOULD TENDER YOUR ELIGIBLE OPTIONS PURSUANT TO THE EXCHANGE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR IN DOCUMENTS REFERENCED HEREIN. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED DOCUMENTS. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU SHOULD NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

Schedule A
Selected Financial Data
The following financial information should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the condensed consolidated financial statements and the notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 10, 2022 (our “Quarterly Report”) and the consolidated financial statements and the notes thereto included in our Registration Statement on Form S-4 as originally filed with the SEC on September 9, 2022, and declared effective on October 3, 2022 (the “Registration Statement”), both of which are incorporated herein by reference. Our interim results are not necessarily indicative of results for the full fiscal year, and our historical results are not necessarily indicative of the results to be expected in any future period. You should refer to Section 15 of the Offering Memorandum, “Additional Information,” for information on how you can obtain copies of our SEC filings.

GLOBAL BUSINESS TRAVEL GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in $ millions except share and per share data)	September 30, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$312	$516
Accounts receivable (net of allowances for doubtful accounts of $10 and $4 as of September 30, 2022 and December 31, 2021, respectively)	781	381
Due from affiliates	48	18
Prepaid expenses and other current assets	157	137
Total current assets	1,298	1,052
Property and equipment, net	217	216
Equity method investments	13	17
Goodwill	1,148	1,358
Other intangible assets, net	647	746
Operating lease right-of-use assets	53	59
Deferred tax assets	279	282
Other non-current assets	45	41
Total assets	$3,700	$3,771
Liabilities, preferred shares, and stockholders’ equity
Current liabilities:
Accounts payable	$339	$137
Due to affiliates	66	41
Accrued expenses and other current liabilities	409	519
Current portion of operating lease liabilities	18	21
Current portion of long-term debt	3	3
Total current liabilities	835	721
Long-term debt, net of unamortized debt discount and debt issuance costs	1,218	1,020
Deferred tax liabilities	11	119
Pension liabilities	253	333
Long-term operating lease liabilities	53	61
Earnouts and warrants derivative liabilities	127	—
Other non-current liabilities	34	23
Total liabilities	2,531	2,277
Commitments and Contingencies (see note 12)
Preferred shares (par value €0.00001; 3,000,000 shares authorized; 1,500,000 shares issued and outstanding as of December 31, 2021)	—	160
Stockholders’ equity:
Voting ordinary shares (par value €0.00001; 40,000,000 shares authorized; 36,000,000 shares issued and outstanding as of December 31, 2021)	—	—
Non-Voting ordinary shares (par value €0.00001; 15,000,000 shares authorized; 8,413,972 shares issued and outstanding as of December 31, 2021)	—	—
Profit Shares (par value €0.00001; 800,000 shares authorized, issued and outstanding as of December 31, 2021)	—	—
Class A common stock (par value $0.0001; 3,000,000,000 shares authorized; 56,945,033 shares issued and outstanding as of September 30, 2022)	—	—
Class B common stock (par value $0.0001; 3,000,000,000 shares authorized; 394,448,481 shares issued and outstanding as of September 30, 2022)	—	—
Additional paid-in capital	259	2,560
Accumulated deficit	(148)	(1,065)
Accumulated other comprehensive loss	(35)	(162)
Total equity of the Company’s stockholders	76	1,333
Equity attributable to noncontrolling interest in subsidiaries	1,093	1
Total stockholders’ equity	1,169	1,334
Total liabilities, preferred shares, and stockholders’ equity	$3,700	$3,771

GLOBAL BUSINESS TRAVEL GROUP, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)
	Three months ended September 30		Nine months ended September 30
(in $ millions, except share and per share data)	2022	2021	2022	2021
Revenue	$488	$197	$1,324	$476
Costs and expenses:
Cost of revenue (excluding depreciation and amortization shown separately below)	217	127	589	304
Sales and marketing	81	51	235	139
Technology and content	98	63	283	179
General and administrative	94	42	248	122
Restructuring	(2)	4	(5)	(5)
Depreciation and amortization	45	34	134	104
Total operating expenses	533	321	1,484	843
Operating loss	(45)	(124)	(160)	(367)
Interest expense	(26)	(13)	(69)	(37)
Fair value movement on earnouts and warrants derivative liabilities	(6)	—	30	—
Other (loss) income, net	(5)	—	(3)	5
Loss before income taxes and share of losses from equity method investments	(82)	(137)	(202)	(399)
Benefit from income taxes	10	31	39	126
Share of losses from equity method investments	(1)	—	(3)	(2)
Net loss	(73)	(106)	(166)	(275)
Less: net loss attributable to non-controlling interests in subsidiaries	(53)	(106)	(167)	(275)
Net (loss) income attributable to the Company’s Class A common stockholders	$(20)	$—	$1	$—
Basic (loss) earnings per share attributable to the Company’s Class A common stockholders	$(0.43)		$0.02
Weighted average number of shares outstanding - Basic	48,867,969		48,867,969
Diluted loss per share attributable to the Company’s Class A common stockholders	$(0.43)		$(0.38)
Weighted average number of shares outstanding - Diluted	48,867,969		443,316,450

GLOBAL BUSINESS TRAVEL GROUP, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)
	Three months ended September 30,		Nine months ended September 30,
(in $ millions)	2022	2021	2022	2021
Net loss	$(73)	$(106)	$(166)	$(275)
Other comprehensive (loss) income, net of tax:
Change in currency translation adjustments, net of tax	(55)	(11)	(145)	(13)
Unrealized gains on cash flow hedge, net of tax	18	—	31	—
Unrealized gains on cash flow hedge reclassed to interest expense, net of tax	(2)	—	(2)	—
Amortization of actuarial loss and prior service cost in
net periodic pension cost, net of tax	—	—	1	—
Other comprehensive (loss) income, net of tax	(39)	(11)	(115)	(13)
Comprehensive loss	(112)	(117)	(281)	(288)
Less: Comprehensive loss attributable to non-controlling interests in subsidiaries	(87)	(117)	(273)	(288)
Comprehensive loss attributable to the Company’s Class A common stockholders	(25)	—	(8)	—

GLOBAL BUSINESS TRAVEL GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine months ended September 30,
(in $ millions)	2022	2021
Operating activities:
Net loss	$(166)	$(275)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	134	104
Deferred tax benefit	(41)	(126)
Equity-based compensation	23	1
Fair value movements on earnouts and warrants derivative liabilities	(30)	—
Other non-cash	24	(2)
Pension contributions	(25)	(18)
Proceeds from termination of interest rate swap derivative contract	23	—
Changes in working capital, net of effects from acquisition
Accounts receivables	(478)	(62)
Prepaid expenses and other current assets	(55)	52
Due from affiliates	(31)	4
Due to affiliates	26	5
Accounts payable, accrued expenses and other current liabilities	206	(26)
Net cash used in operating activities	(390)	(343)
Investing activities:
Purchase of property and equipment	(73)	(28)
Business acquisition, net of cash acquired	—	(53)
Net cash used in investing activities	(73)	(81)
Financing activities:
Proceeds from reverse recapitalization, net	269	(4)
Redemption of preference shares	(168)	—
Proceeds from issuance of preferred shares	—	150
Proceeds from senior secured term loans	200	150
Repayment of senior secured term loans	(2)	(6)
Repayment of finance lease obligations	(2)	(2)
Payment of lender fees and issuance costs for senior secured term loans facilities	—	(7)
Payment of deferred consideration	(4)	—
Capital distributions to stockholders	—	(1)
Net cash from financing activities	293	280
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(30)	(4)
Net decrease in cash, cash equivalents and restricted cash	(200)	(148)
Cash, cash equivalents and restricted cash, beginning of period	525	593
Cash, cash equivalents and restricted cash, end of period	$325	$445
Supplemental cash flow information:
Cash received for income taxes (net of payments)	$(1)	$—
Cash paid for interest (net of interest received)	$66	$35
Dividend accrued on preferred shares	$8	$5
Non-cash additions for operating lease right-of-use assets	$10	$14
Deferred offering costs accrued	$—	$8
Cash, cash equivalents and restricted cash consist of:	As of
(in $ millions)	September 30, 2022	December 31, 2021
Cash and cash equivalents	$312	$516
Restricted cash (included in other non-current assets)	13	9
Cash, cash equivalents and restricted cash	$325	$525

GLOBAL BUSINESS TRAVEL GROUP, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN TOTAL STOCKHOLDERS’ EQUITY
(Unaudited)
	Voting ordinary shares		Non-Voting ordinary shares		Profit shares		Class A common stock		Class B common stock		Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total equity of the Company’s stockholders	Equity attributable to non- controlling interest in subsidiaries	Total stockholders’ equity
	Number	Amount	Number	Amount	Number	Amount	Number	Amount	Number	Amount
Balance as of December 31, 2021	36,000,000	—	8,413,972	—	800,000	—	—	—	—	—	2,560	(1,065)	(162)	1,333	1	1,334
Dividend on preferred shares (see note 17)	—	—	—	—	—	—	—	—	—	—	(5)	—	—	(5)	—	(5)
Equity-based compensation	—	—	—	—	—	—	—	—	—	—	3	—	—	3	—	3
Other comprehensive loss, net of tax	—	—	—	—	—	—	—	—	—	—	—	—	(7)	(7)	—	(7)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(91)	—	(91)	—	(91)
Balance as of March 31, 2022	36,000,000	—	8,413,972	—	800,000	—	—	—	—	—	2,558	(1,156)	(169)	1,233	1	1,234
Dividend on preferred shares (see note 17)	—	—	—	—	—	—	—	—	—	—	(3)	—	—	(3)	—	(3)
Equity-based compensation prior to reverse recapitalization	—	—	—	—	—	—	—	—	—	—	2	—	—	2	—	2
Additional shares issued to Expedia (see notes 7 and 8)	—	—	59,111	—	—	—	—	—	—	—	6	—	—	6	—	6
Net loss prior to reverse recapitalization	—	—	—	—	—	—	—	—	—	—	—	(30)	—	(30)	—	(30)
Other comprehensive loss, net of tax, prior to reverse recapitalization	—	—	—	—	—	—	—	—	—	—	—	—	(40)	(40)	—	(40)
Reverse recapitalization, net (see note 6)	(36,000,000)	—	(8,473,083)	—	(800,000)	—	56,945,033	—	394,448,481	—	(2,322)	1,037	183	(1,102)	1,197	95
Equity-based compensation after the reverse recapitalization	—	—	—	—	—	—	—	—	—	—	3	—	—	3	—	3
Net income after the reverse recapitalization	—	—	—	—	—	—	—	—	—	—	—	21	—	21	7	28
Other comprehensive loss, net of tax, after the reverse recapitalization	—	—	—	—	—	—	—	—	—	—	—	—	(4)	(4)	(25)	(29)
Balance as of June 30, 2022	—		—	—	—	—	56,945,033	—	394,448,481	—	244	(128)	(30)	86	1,180	1,266
Equity-based compensation	—	—	—	—	—	—	—	—	—	—	15	—	—	15	—	15
Net loss	—	—	—	—	—	—	—	—	—	—	—	(20)	—	(20)	(53)	(73)
Other comprehensive loss, net of tax	—	—	—	—	—	—	—	—	—	—	—	—	(5)	(5)	(34)	(39)
Balance as of September 30, 2022	—		—	—	—	—	56,945,033	—	394,448,481	—	259	(148)	(35)	76	1,093	1,169
Balance as of December 31, 2020	36,000,000	—	8,413,972	—	800,000	—	—	—	—	—	1,752	(592)	(179)	981	3	984
Other comprehensive loss, net of tax	—	—	—	—	—	—	—	—	—	—	—	—	(9)	(9)	—	(9)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(114)	—	(114)	—	(114)
Balance as of March 31, 2021	36,000,000	—	8,413,972	—	800,000	—	—	—	—	—	1,752	(706)	(188)	858	3	861
Dividend on preferred shares (see note 17)	—	—	—	—	—	—	—	—	—	—	(2)	—	—	(2)	—	(2)
Equity—based compensation	—	—	—	—	—	—	—	—	—	—	1	—	—	1	—	1
Net loss	—	—	—	—	—	—	—	—	—	—	—	(54)	—	(54)	(1)	(55)
Other comprehensive income, net of tax,	—	—	—	—	—	—	—	—	—	—	—	—	7	7	—	7
Balance as of June 30, 2021	36,000,000	—	8,413,972	—	800,000	—	—	—	—	—	1,751	(760)	(181)	810	2	812
Dividend on preferred shares (see note 17)	—	—	—	—	—	—	—	—	—	—	(3)	—	—	(3)	—	(3)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(106)	—	(106)	—	(106)
Other comprehensive loss, net of tax,	—	—	—	—	—	—	—	—	—	—	—	—	(11)	(11)	—	(11)
Balance as of September 30, 2021	36,000,000	—	8,413,972	—	800,000	—	—	—	—	—	1,748	(866)	(192)	690	2	692